Exhibit 10.58
EXECUTION COPY

AMENDED AND RESTATED
RESEARCH AND DEVELOPMENT AGREEMENT
among
OXiGENE, INC.
SYMPHONY ViDA HOLDINGS LLC
and
SYMPHONY ViDA, INC.

Dated as of October 1, 2008

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Annex A — Certain Definitions
Annex B — Development Committee Charter
Annex C — Payment Terms

Schedule 6.2 — Subcontracting Agreements
Schedule 6.4 — Key Personnel
Schedule 12.1(f) — Material Disclosed Contracts
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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AMENDED AND RESTATED
RESEARCH AND DEVELOPMENT AGREEMENT
          This AMENDED AND RESTATED RESEARCH AND DEVELOPMENT AGREEMENT (this “Agreement”) is entered into as of October 1, 2008 (the “Closing Date”) by and among OXiGENE, INC., a Delaware corporation (the “Company”), SYMPHONY ViDA, INC., a Delaware corporation (the “Symphony Collaboration”) (each of the Company and the Symphony Collaboration being a “Party,” and collectively, the “Parties”), and SYMPHONY ViDA HOLDINGS LLC, a Delaware limited liability company (“Holdings”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Annex A attached hereto.
PRELIMINARY STATEMENT
          The Company and Holdings have entered into that certain Research and Development Agreement, dated as of October 1, 2008 (the “Research and Development Agreement”). Pursuant to this Agreement, Holdings desires to assign all of its rights and delegate its obligations under the Research and Development Agreement to the Symphony Collaboration, and the Company and the Symphony Collaboration desire to amend and restate the terms and conditions of the Research and Development Agreement.
          In the Novated and Restated Technology License Agreement, the Company grants the Symphony Collaboration an exclusive license to the Programs. The Symphony Collaboration wishes for the Company to continue to develop such Programs. The Symphony Collaboration and the Company desire to establish, and agree on the responsibilities of, a Development Committee to oversee such development. The Company and the Symphony Collaboration further desire to comply with and perform certain agreements and obligations related thereto.
          The Parties hereto agree as follows:
          1. Assignment. The Parties agree that from and after the Closing Date, all of the rights and obligations of Holdings under the Research and Development Agreement will be assigned and transferred to, and assumed by, the Symphony Collaboration.
          2. Overview of Development.
                    (a) The Parties shall develop the Programs in a collaborative and efficient manner as set forth in this Article 2. Representatives of the Parties shall engage in joint decision-making for the Programs as set forth in Articles 3 and 4 hereof. The Symphony Collaboration shall have overall responsibility for all
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

matters set forth in the Development Plan (pursuant to Article 7 hereof), and shall engage the Company (pursuant to Article 6 hereof), RRD (pursuant to the RRD Services Agreement), and such independent contractors and agents as the Company may retain on the Symphony Collaboration’s behalf or as it may retain with RRD’s assistance (which contractors include entities retained by the Company prior to the Closing Date pursuant to the Subcontracting Agreements set forth on Schedule 6.2), to act on behalf of the Symphony Collaboration and carry out the duties set forth therein and herein.
                    (b) With respect to the Programs, the Company shall be responsible for the execution of all non-clinical and clinical development, all regulatory activities, all scientific and technical services associated with such development (including manufacturing), and all patent work, including all related matters set forth in the Development Plan for such Programs.
                    (c) Nothing in Section 2(b) shall in any way limit the authority of the Development Committee (as defined below) or the Symphony Collaboration Board hereunder, and the engagements and delegations set forth therein shall be subject to the terms and conditions of this Agreement and the RRD Services Agreement, and the satisfactory performance by the Company and RRD of their obligations pursuant hereto and thereto. The allocations of responsibility described in this Article 2 shall remain subject to further modification in accordance with the terms and conditions of this Agreement and the RRD Services Agreement.
                    (d) The Company hereby acknowledges and agrees to the Symphony Collaboration’s engagement of RRD to act on its behalf and to carry out the duties assigned to RRD herein and in the RRD Services Agreement, including, but not limited to (i) providing personnel and support to the Development Committee and the Symphony Collaboration Board, (ii) the management and administration of the Symphony Collaboration, (iii) monitoring the Company’s implementation of the Programs, and (iv) subject to Section 6.1(a) and without limiting the Company’s role thereunder, such other development-related work as the Symphony Collaboration may reasonably delegate to RRD in accordance with the Development Plan.
          3. Development Committee. The Parties shall establish and maintain a committee (the “Development Committee”) to oversee the development of the Programs (including the continued development and refinement of the Development Plan and the Development Budget). The Development Committee shall be established, operated and governed in accordance with the policies and procedures set forth in Annex B hereto (the “Development Committee Charter”). The Development Committee Charter may be amended only with the unanimous approval of the Development Committee Members and the consent of the Symphony Collaboration Board, Holdings and the Company. In no event shall the Development Committee have the power to amend the terms of any Operative Document.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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          4. Development Plan and Development Budget.
               4.1 Generally.
                    (a) The Parties have agreed to agree upon a Development Plan and a Development Budget within [ * ] ([ * ]) days of the Closing Date, and which shall be further developed and refined from time to time in accordance herewith. The Development Plan shall consist of detailed provisions governing all research, non-clinical, clinical, development, manufacturing, scientific, technical, regulatory and patent work to be performed under the Operative Documents. Following the Closing Date, the Development Committee shall, on an ongoing basis, develop the Development Plan to include, without limitation, (i) an outline of the plan for the clinical development of each Program; and (ii) outlines of non-clinical activities, key regulatory and quality activities, and CMC activities for each Program. The Development Budget shall consist of two (2) components: (x) a development budget for each Program covered by the Development Plan (the “Program Specific Budget Component”), and (y) a budget for the cross program management and administrative functions of the Symphony Collaboration, as set forth in the RRD Services Agreement (the “Cross Program Budget Component”). The development budgets for each Program in the Program Specific Budget Component covered by the Development Plan shall be further divided into budget spreadsheets summarizing (1) anticipated costs of engaging third party service providers and the scope of work to be performed by such third parties; and (2) the number of FTEs to be dedicated to the Programs (by function and work responsibilities, on a Program-by-Program basis). All presently anticipated or actual expenditures of the Symphony Collaboration shall be included in the Development Budget, and will continue to be included in any amendments thereof. The Development Committee shall, at the request of the Symphony Collaboration Board, submit the Development Plan and the Development Budget (as each shall have been developed and refined up to such point) to the Symphony Collaboration Board for its review at the first meeting of the Symphony Collaboration Board. Following the Symphony Collaboration Board’s review, the Development Committee shall work diligently to incorporate any comments generated by the Symphony Collaboration Board’s review and update the Development Plan and the Development Budget as soon as practicable, and submit the updated Development Plan and the updated Development Budget to the Symphony Collaboration Board for further review.
                    (b) Prior to the initiation of any Activity pursuant to the Development Plan, funds sufficient to pay all of the estimated costs and expenses for work to be performed in relation to such Activity until completion of such Activity, must be available, either as committed by the Symphony Collaboration or committed by the Company. If such funds are committed by the Company, the Company shall (i) make such commitment in writing; and (ii) be obligated to provide such committed funds until completion of the related Activity, and such obligation shall survive beyond the expiration or termination of the Purchase Option or any of the Operative Documents;
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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provided, that following the expiration or termination of the Purchase Option or any of the Operative Documents, if any changes in the scope or nature of the related Activity increase the cost of the completion of such Activity, the Company shall not be obligated to make additional funds available.
               4.2 Amendments.
                    (a) All amendments of, and all material deviations from, the Development Plan and Development Budget (including amendments or deviations made at the request of the Company or RRD, in accordance with Section 8.3 hereof or Section 2(b) of the RRD Services Agreement, respectively) shall be made in accordance with the procedures described in this Article 4 and in the Development Committee Charter, including obtaining the approval of the Symphony Collaboration Board, as may be required by the Development Committee Charter.
                    (b) The Development Committee shall review the Development Plan and Development Budget in their entirety on a semi-annual basis to determine whether any changes are required, and shall comply with all procedures required to amend the Development Plan or Development Budget to implement such changes. Furthermore, following the Closing Date, the Development Committee shall, on an ongoing basis, continue to develop the Development Plan, including, without limitation, as set forth in Section 4.1 and in response to requests, proposals or reports from the Company and RRD to the Development Committee.
                    (c) A Program, or a Product within a Program, may only be discontinued in the event that either (i) the Parties mutually agree to discontinue such Program or Product based on (A) a Medical Discontinuation Event, or (B) scientific evidence (regardless of whether such evidence is generated by a Party or a third party) that the likelihood of success for a particular Program or Product is not sufficient to warrant further development (a “Scientific Discontinuation Event”) that arises in the course of developing such Program or Product; or (ii) upon recommendation of the Development Committee, the Symphony Collaboration Board resolves to discontinue such Program or Product, with the number of members of the Symphony Collaboration Board required to approve such resolution being one less than the entire number of members of the Symphony Collaboration Board at that time; provided, that notwithstanding the foregoing, the Symphony Collaboration Board may at any time, by the applicable vote described in this clause (ii), discontinue a Program or Product upon a Medical Discontinuation Event without a prior recommendation of the Development Committee. The Development Committee shall promptly thereafter amend the Development Plan and Development Budget to reflect such discontinuation.
                    (d) The Development Plan shall never be amended in any manner that would require the Company or the Symphony Collaboration (or any Person acting on behalf of the Company or the Symphony Collaboration (including RRD and its RRD Personnel)) to perform any assignments or tasks in a manner that would
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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violate any applicable law or regulation. In the event of a change in any applicable law or regulation, the Development Committee shall consider amending the Development Plan to enable the Company or the Symphony Collaboration (or any Person acting on behalf of the Company or the Symphony Collaboration (including RRD and its RRD Personnel)), as the case may be, to comply fully with such law or regulation. If such amendment is not approved, the affected Party shall be excused from performing any activity specified herein or in the Development Plan that would violate or result in a violation of any applicable law or regulation.
          5. Regulatory Matters.
               5.1 FDA Sponsor. Notwithstanding any governance provision contained herein or in any Operative Document, the Parties agree that, until the expiration or termination of the Purchase Option without the Company’s exercise of the Purchase Option, the Company shall be the FDA sponsor, and shall serve the equivalent role with respect to any Regulatory Authority outside of the United States, for the Programs, except any Programs which were the subject of a Discontinuation Option that was not exercised by the Company (the “FDA Sponsor”). As the FDA Sponsor, the Company shall have the responsibility and the authority to act as the sponsor and make those decisions and take all actions reasonably necessary to assure compliance with all regulatory requirements. The Company agrees to be bound by, and perform all obligations set forth in, 21 C.F.R. § 312 and any and all similar obligations imposed by a foreign Regulatory Authority related to the Company’s role as the FDA Sponsor. Notwithstanding anything to the contrary in Article 4 or the Development Committee Charter, the Company, in its capacity as FDA Sponsor, may discontinue or modify any Program without the approval of the Development Committee or the Symphony Collaboration Board in the event such actions are: (a) attributable to an event that is reportable to the FDA or corresponding Regulatory Authority outside of the United States; and (b) reasonably necessary to avoid the imposition of criminal or civil liability; provided, however, that to the extent commercially reasonable, the Company shall (i) pursuant to Section 5.2, advise and consult with the Development Committee prior to taking such action and (ii) forward a copy of all regulatory correspondence relevant to such discontinuation or modification to the members of the Symphony Collaboration Board.
               5.2 Correspondence. Each Party hereto acknowledges that the Company, in its capacity as FDA Sponsor, shall be the Party responding to any regulatory correspondence or inquiry regarding, or which would reasonably be expected to affect, any of the Programs. The Company shall, within [ * ] ([ * ]) hours: (a) notify at least one (1) Development Committee Member designated by Holdings of any FDA or other governmental or regulatory correspondence, inspection or inquiry regarding or reasonably expected to impact any of the Programs; and (b) forward to the Development Committee copies of any correspondence sent to or received from any regulatory or governmental agency, including, but not limited to, Form FD-483 notices and FDA
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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refusal to file, action or warning letters, even if they do not specifically mention the Symphony Collaboration. To the extent practicable, the Company shall consult with the Development Committee prior to responding to any such regulatory correspondence or inquiry, but the Company shall not be obligated to do so if such action would require a delay beyond any time period permitted by applicable law or regulations. During the Company’s consultation with the Development Committee, the Company and the Development Committee shall discuss and agree upon issues including, but not limited to, overall regulatory strategy and goals and objectives. Subject to the following sentence, the Symphony Collaboration shall not have any right to initiate any regulatory correspondence with respect to the Programs. In the event that the Symphony Collaboration receives a request or notification from a Governmental Authority with respect to the Programs, the Symphony Collaboration shall: (i) notify the Company within [ * ] ([ * ]) hours of receipt of such request or communication and (ii) to the extent practicable, submit any proposed response to the Company for review and approval; provided, that such approval shall not be unreasonably withheld and shall not prevent the Symphony Collaboration from complying with any legal requirements or acting to avoid any civil or criminal liability.
               5.3 Inspections and Meetings. Each Party agrees that, during an inspection by the FDA or other Regulatory Authority concerning the Programs, it will not disclose to such agency any information and materials that are not, in the reasonable judgment of the disclosing Party, required to be disclosed to such agency without first obtaining the consent of the other Party, which consent shall not be unreasonably withheld or delayed, except to the extent that such Party may be required by law to disclose such information and materials. The Company shall be the Party responsible for arranging and participating in any meetings with any Regulatory Authority concerning any of the Programs. To the extent practicable, the Company shall consult with the Development Committee prior to any such meetings and provide to the Development Committee for review all relevant correspondence to date. During the Company’s consultation with the Development Committee, the Company and the Development Committee shall discuss and agree upon issues including, but not limited to, overall regulatory strategy, proposed agendas, goals and objectives, preparation and attendees. The Company shall provide prompt and reasonable prior notice of any such meetings to at least one (1) of the Development Committee Members designated by Holdings, and shall, upon a request from the Symphony Collaboration, and to the extent reasonably possible, facilitate the attendance of at least one (1) of the Development Committee Members designated by Holdings at any such meeting reasonably anticipated to pertain in a material way to a Program. Following any meeting that pertains to a Program, but that was not attended for any reason by at least one (1) of the Development Committee Members designated by Holdings, the Company shall provide at least one (1) of the Development Committee Members designated by Holdings with an oral summary of that portion of the meeting relevant to such Program within [ * ] ([ * ]) hours of such meeting and a written summary of that portion within [ * ] ([ * ]) Business Days of such meeting.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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          6. The Company’s Obligations.
               6.1 Generally.
                    (a) The Company shall have primary responsibility for the implementation of the Development Plan. Without limiting the foregoing, the Company shall specifically be responsible for (i) performing all non-clinical and clinical development for the Programs in accordance with the Development Plan, (ii) manufacturing of, or arranging for third parties to manufacture, Clinical Trial Materials for the Programs, and carrying out the quality assurance therefor, in each case in accordance with the Development Plan, and (iii) executing all other matters set forth in the Development Plan that are delegated to the Company by the Symphony Collaboration pursuant to the Development Plan (collectively, the “Company Obligations”).
                    (b) The Company agrees that it will work diligently and use commercially reasonable efforts to discharge the Company Obligations in a good scientific manner and in accordance with the Development Plan, the Development Budget, and the terms of this Agreement.
               6.2 Subcontracting. All agreements between the Company and third parties (including without limitation clinical research organizations and contract manufacturers) for such third parties to perform any Company Obligations (each such third party, a “Company Subcontractor” and each such agreement, a “Subcontracting Agreement”) entered into by the Company prior to the Closing Date (except for those master service agreements executed prior to the Closing Date that, only through the subsequent addition of a new work order, change order, project or the like after the Closing Date, become Subcontracting Agreements) and listed on Schedule 6.2 hereto, shall be deemed to be acceptable to the Parties in all respects. Following the Closing Date, the Company shall obtain approval of the Development Committee prior to entering into any Subcontracting Agreement, issuing new work orders against existing Subcontracting Agreements, or amending or terminating any Subcontracting Agreement, which approval shall not unreasonably be withheld. The Development Committee may, in its discretion, approve standard forms of Subcontracting Agreements with respect to which the Company may enter into pursuant to such standing authority granted by the Development Committee from time to time, as such authority may be modified or terminated by the Development Committee in its discretion. The Company shall provide the Development Committee with a copy of each draft Subcontracting Agreement (other than those using standard forms and entered into in accordance with the preceding sentence). The Development Committee, or its designee(s), shall have [ * ] ([ * ]) Business Days to approve or reject the terms of such draft Subcontracting Agreement; provided that during such [ * ] ([ * ]) Business Day period the Company shall make appropriate representatives available to the Development Committee to discuss such Subcontracting Agreement in good faith and reasonable detail and shall provide any information as may be reasonably requested by the Development Committee or any
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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member thereof. Only approval of the terms of such draft Subcontracting Agreement by the Development Committee will entitle the Company to reimbursement by the Symphony Collaboration for such Subcontracting Agreement. The terms of such draft Subcontracting Agreement shall be deemed to have been approved if not objected to by any Development Committee Member within the [ * ] ([ * ]) Business Day period. The terms of any such Subcontracting Agreements shall be deemed the Confidential Information of the Company and be subject to the rights and obligations set forth in the Confidentiality Agreement. The Company shall monitor the performance of its Company Subcontractors and shall promptly notify the Development Committee with respect to any Company Subcontractor performance issues that may have a material adverse effect on the Programs. The Company shall deliver a copy of each Subcontracting Agreement within [ * ] ([ * ]) Business Days after it is executed by all parties thereto. The Development Committee shall have the authority to direct the Company to terminate any Subcontracting Agreement pursuant to the terms thereof.
               6.3 Reports and Correspondence.
                    (a) The Company shall keep the Development Committee informed of its activities under the Development Plan through regular reports, as set forth in this Section 6.3. At each Scheduled Meeting of the Development Committee, or according to a schedule agreed to by the Development Committee, the Company shall, to the extent reasonably required by the Development Committee, provide a summary of the Company’s activities and developments with respect to the Programs for the period following the most recent preceding scheduled summary report. Such summary report shall include the following types of information in a format and frequency as determined by the Development Committee: (i) updates regarding (A) patient enrollment, adverse events or serious adverse events (to the extent the Company has been notified of such adverse events), any added or terminated clinical trial sites, any significant Protocol deviations, the results of any interim analyses, statistical reports, updated Investigator Brochures or final clinical study reports or any new Protocols, Protocol amendments or studies synopses being drafted, all to the extent relating to the Development Plan; and (B) CMC status, non-clinical program status, regulatory and quality program status, communications with regulatory agencies, results of meetings of the Company’s standing or ad hoc clinical advisors, safety monitoring boards or other similar oversight bodies (if and when formed) for a particular Program, and results of meetings with consultants for the Programs, all to the extent related to the Company Obligations; (ii) a copy of each standard clinical study progress report for the Programs received by the Company during the preceding period from any of the clinical research organizations engaged by the Company pursuant to any Subcontracting Agreements and a copy of any final preclinical study reports for such Programs; (iii) a financial report, in a format agreed upon by the Development Committee, itemizing actual spending under the Development Plan as well as any variation from planned spending; (iv) copies of all Subcontracting Agreements executed since the previous Development Committee Meeting; and (v) such other information as the Development
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Committee may reasonably request. The Company shall notify at least one (1) of the Development Committee Members designated by Holdings as soon as possible, but no later than within [ * ] ([ * ]) hours of the occurrence of any event that has, or could reasonably be expected to have, in the Company’s judgment in light of the circumstances existing at the time, a material effect on the Development Plan or the Development Budget and shall keep the Development Committee regularly updated and informed with respect to any such event.
                    (b) The Symphony Collaboration Board member designated by the Company (the “Company Board Member”) and the Chairman of the Symphony Collaboration Board (the “Symphony Chairman”) shall from time to time agree on the strategic goals and general business terms (the “Parameters”) upon which third parties will be approached for the development or commercialization of any of the Programs (“Strategic Relationships”), including without limitation, material economic and business terms. The Company shall be primarily responsible for negotiating (within the Parameters at the time) the Strategic Relationships. The Company Board Member shall notify the Symphony Chairman upon the commencement of any formal discussions with any third party concerning a potential Strategic Relationship with such third party. The Company Board Member shall report to and consult with the Symphony Chairman on any matters relating to such potential Strategic Relationship that may be reasonably requested by the Symphony Chairman and take the Symphony Chairman’s comments into account in negotiating such Strategic Relationships. For the avoidance of doubt, the Company can engage in business development activities not constituting Strategic Relationships, including disclosure of confidential information (subject to the terms of the Confidentiality Agreement), without obtaining prior consent of the Symphony Collaboration.
               6.4 Staffing. The Company shall use commercially reasonable efforts to provide such sufficient and competent staff and Personnel (including, without limitation, such employees or agents of, or independent contractors retained by, the Company) that have the skill and expertise necessary to perform the Company Obligations. The Company shall notify the Symphony Collaboration in advance, if practicable, and in any event promptly thereafter, of any change in Key Personnel involved in the Programs.
               6.5 QA Audit. During the Term, the Company will permit the Symphony Collaboration’s representatives (such representatives (i) to be identified by the Symphony Collaboration in advance and reasonably acceptable to the Company and (ii) to enter into a confidentiality agreement with the Company) to examine and audit, during regular business hours, the work performed by the Company hereunder and the Company facilities at which such work is conducted to determine that the Company Obligations are being conducted in accordance with the terms of the Agreement, the Development Plan and the Development Budget (“QA Audits”). The Symphony Collaboration shall give the Company reasonable advance notice of such QA Audits
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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specifying the scope of the audit. If a particular QA Audit reveals a material deficiency in the Company’s quality assurance procedures, then the Company will be responsible for all costs of such QA Audit, including the Symphony Collaboration’s reasonable costs associated with such QA Audit, the work to be re-performed and the costs or expenses associated with curing such material deficiencies. The Symphony Collaboration and the Company shall meet to discuss the results of the QA Audit and, if required, jointly agree upon any actions that will be required as a result of such QA Audit including defining material deficiencies to be addressed. The Company shall make commercially reasonable efforts to reconcile all such deficiencies found by the Symphony Collaboration during such QA Audit.
               6.6 Financial Audit. During the Term, the Company will permit the Symphony Collaboration’s representatives (such representatives (i) to be identified by the Symphony Collaboration in advance and reasonably acceptable to the Company and (ii) to enter into a confidentiality agreement with the Company), to verify the Company’s invoices, other receipts, and FTE records that are related to the Company’s performance of the work under the Programs (“Financial Audits”), which review shall be conducted during regular business hours and will take place no more than once per year, unless otherwise agreed to by the Parties. The Symphony Collaboration shall give the Company reasonable advance notice of such Financial Audits specifying the scope of the audit, which shall not include work that has previously undergone Financial Audits. The Symphony Collaboration shall reimburse the Company for its time associated with Financial Audits; provided, however, that should a particular Financial Audit reveal an overstatement of costs and expenses in the reports submitted by the Company to the Symphony Collaboration for reimbursement purposes during the period covered by such Financial Audit that exceeds [ * ]% in the aggregate, then the Company will be responsible for all costs of such Financial Audit, including the Symphony Collaboration’s reasonable costs associated therewith. The Symphony Collaboration and the Company shall meet to discuss the results of the Financial Audit and, if required, jointly agree upon any actions that will be required as a result of such Financial Audit including defining material discrepancies to be addressed. The Company shall make commercially reasonable efforts to reconcile all such discrepancies found by the Symphony Collaboration during such Financial Audit. In addition, the Company shall, during regular business hours, cooperate with, and promptly respond to, inquiries from the Symphony Collaboration Auditors, if the Symphony Collaboration Auditors shall reasonably conclude that they require additional information or clarification regarding any invoices, other receipts or FTE records submitted by the Company.
               6.7 Insurance. The Company shall carry and maintain throughout the Term (i) clinical trial liability insurance (including errors and omissions coverage and product coverage), at the Company’s sole expense, with limits of at least $[ * ] per occurrence, and (ii) property and casualty insurance covering Products and other Company assets used in executing the Development Plan in amounts customarily carried by business entities with a size and risk profile similar to the Company, at the Company’s
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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sole expense, with limits of at least $[ * ]. The Symphony Collaboration and RRD shall be named as additional insureds on all clinical trial liability insurance. Upon the Symphony Collaboration’s request, the Company shall instruct its insurance carrier(s) to promptly furnish to the Symphony Collaboration certificates reflecting such coverage and a representation indicating that such coverage shall not be canceled or otherwise terminated during the Term without [ * ] ([ * ]) days’ prior written notice to the Symphony Collaboration. Notwithstanding anything to the contrary herein, this Section 6.7 shall survive for a period of [ * ] ([ * ]) years following termination or expiration of this Agreement.
          7. The Symphony Collaboration’s Obligations.
               7.1 Generally. The Symphony Collaboration shall have overall responsibility for all matters set forth in the Development Plan, and shall be responsible for (i) executing or delegating its management and administration responsibilities; and (ii) executing or delegating the development activities set forth in the Development Plan. The Symphony Collaboration shall, and shall instruct all Persons whom it engages pursuant to Article 2 hereof to, perform its obligations hereunder and under the Development Plan in good faith and in accordance with the applicable provisions of the Development Plan and the Development Budget, and the terms of this Agreement.
               7.2 Subcontracting. The Symphony Collaboration is subcontracting, and will in the future subcontract, certain of its responsibilities under the Development Plan to the Company (pursuant hereto), to RRD (pursuant to the RRD Services Agreement) and to other vendors and service providers (pursuant to subcontracting agreements to be approved by the Development Committee); provided, that the Symphony Collaboration shall remain responsible for the performance of its obligations hereunder notwithstanding any such arrangement. Each subcontracting agreement entered into by the Symphony Collaboration (except for the RRD Services Agreement) shall include a provision permitting assignment at any time of the subcontracting agreement from the Symphony Collaboration to the Company without the subcontractor’s consent; provided that the Symphony Collaboration may not assign its obligations under any such subcontracting agreement to the Company without the Company’s prior written consent.
               7.3 Insurance. The Symphony Collaboration shall maintain insurance with creditworthy insurance companies against such risks and in such amounts as are usually maintained or insured against by other companies of established repute engaged in the same or a similar business.
               7.4 Staffing. The Symphony Collaboration shall use commercially reasonable efforts to provide, or cause to be provided on its behalf (including Personnel retained by RRD), sufficient and competent staff and Personnel that have the skill and expertise necessary to perform the Symphony Collaboration’s
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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obligations under this Agreement, the RRD Services Agreement, the Development Plan and the Development Budget, including, but not limited to, (i) carrying out its management and administrative functions pursuant to the RRD Services Agreement, and (ii) carrying out its clinical development duties in accordance with the RRD Services Agreement, this Agreement, the Development Plan and the Development Budget. The Symphony Collaboration shall notify the Company in advance, if practicable, and in any event promptly thereafter, of any change in the key RRD Personnel involved in the Programs.
               7.5 Inspection and Audit. The Symphony Collaboration shall permit each of the Company, Holdings, Investors and each Symphony Fund and their duly authorized representatives at all reasonable business hours to inspect and audit (1) the Symphony Collaboration’s books, records and other reasonably requested materials and (2) any and all properties of the Symphony Collaboration, and it shall provide to each of the Company, Holdings, Investors and each Symphony Fund all books, records and other materials related to any meeting of the Symphony Collaboration Board or the Symphony Collaboration Shareholders and to permit the Company, Holdings, Investors and each Symphony Fund to make copies or extracts therefrom; provided, that each aforementioned party may conduct one such inspection or audit in each calendar year without cost to such party, and that any party conducting additional inspections or audits shall reimburse the Manager for its reasonable costs and expenses in facilitating such additional inspections or audits unless such additional inspections or audits were performed to determine whether previously identified material deficiencies have been addressed. The Symphony Collaboration and the party conducting such inspection or audit, or such party’s representative, shall meet to discuss the results of such inspection or audit and, if required, jointly agree upon any actions that will be required as a result of such inspection or audit including defining material discrepancies to be addressed. The Symphony Collaboration shall make commercially reasonable efforts to reconcile all such discrepancies found by the Company, Holdings, Investors or any Symphony Fund during such inspection or audit.
          8. Funding and Payments.
               8.1 Use of Proceeds.
                    (a) The Symphony Collaboration shall use any and all (i) proceeds received by the Symphony Collaboration as a result of the Financing, (ii) indemnity payments received by the Symphony Collaboration, and (iii) payments received by the Symphony Collaboration pursuant to first and third party covered insurance claims, for the development of the Programs and general corporate purposes of the Symphony Collaboration, including the payment of all fees and expenses in accordance with the Development Plan and the Development Budget, as may be modified from time to time pursuant to Section 4.2, and the payment of any indemnification obligations of the Symphony Collaboration under the Operative Documents and
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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agreements with third party contractors. Notwithstanding the foregoing, the Symphony Collaboration agrees that any agreement under which the Symphony Collaboration indemnifies any Person shall contain appropriate provisions to cause such Person who receives payments from the Symphony Collaboration as a result of the Symphony Collaboration’s indemnification obligations under the Operative Documents, and who is subsequently reimbursed from insurance proceeds with respect to such losses, costs, interest, awards, judgments, fees, liabilities, damages and expenses for which such Person received the indemnity payments from the Symphony Collaboration, to then reimburse the Symphony Collaboration the amounts paid to such Person by the Symphony Collaboration to the extent of the insurance proceeds. The Symphony Collaboration further agrees to use all commercially reasonable means to enforce such provisions.
                    (b) The Symphony Collaboration shall use any and all (i) payments received by the Symphony Collaboration from the Company following the exercise of a Discontinuation Option or from a third party for the transfer or license of rights to a Program following the unexercised expiration of a Discontinuation Option, and (ii) any remaining funds (the “Discontinued Funds”) previously allocated to the discontinued Program or Product in the manner as determined by the Development Committee. If the Development Committee determines such payments from the Company or a third party or such Discontinued Funds are not necessary for the development of the Programs, general corporate purposes of the Symphony Collaboration, or payment of any indemnification obligations of the Symphony Collaboration, the Development Committee shall so notify the Symphony Collaboration Board the amount thereof and that such amount is released to the Symphony Collaboration for application as determined by the Symphony Collaboration Board. After the Additional Closing Date, the Symphony Collaboration Board may, in its sole discretion, declare a dividend or otherwise distribute such amount to Holdings, and the Purchase Price shall be reduced by the aggregate amount of such dividends or other distributions.
               8.2 Reimbursement. The Symphony Collaboration shall compensate the Company for its Development Plan-associated activities and services, including, without limitation, its research, clinical and manufacturing services and any other activities delegated to and by the Company in accordance with this Agreement. Such compensation shall be made in accordance with the provisions of this Article 8 and the payment terms attached hereto as Annex C (the “Payment Terms”), the terms of which are hereby adopted and incorporated herein; provided that the Company shall be directly responsible for compensation and reimbursement of the Company Subcontractors, it being understood that the cost shall be passed through to the Symphony Collaboration. With respect to costs for travel, unless the Development Committee provides the Company with prior approval, all the Company personnel shall adhere to the Company’s travel policy.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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               8.3 Budget Allocation and Deviations. The Company shall have the discretion to incur out-of-pocket fees, expenses and costs and allocate its resources in a manner consistent with the Development Plan and the Development Budget. If the Company reasonably anticipates that the actual cost for any particular Activity will cause that portion of the Development Budget allocated over any [ * ] ([ * ]) month period to be exceeded by $[ * ] or more (or such greater amount as the Symphony Collaboration Board may subsequently determine), then the Company may request that the Development Committee amend the Development Budget, either at its next Scheduled Meeting or at an Ad Hoc Meeting, to reflect such cost increase. The Company shall be fully reimbursed, pursuant to Section 8.2, for all out-of-pocket amounts incurred with respect to an Activity performed pursuant to the Development Plan, as such Development Plan may be modified upon approval of the Development Committee, provided that, without the approval of the Development Committee, the Company shall not be reimbursed for expenditures that exceed the amounts set forth in the Development Budget by the criteria set forth in the second sentence of this Section 8.3. If the Development Committee denies a request made by the Company pursuant to this Section 8.3 to amend the Development Budget, then the Company shall no longer be obligated to perform such incremental activity that is expected to give rise to such additional expenditures.
               8.4 Employee Benefits. The Symphony Collaboration shall not be responsible for providing or paying any benefits (including, but not limited to, unemployment, disability, insurance, or medical, and any pension or profit sharing plans) to the Company or to any employees of the Company or any persons retained or used by the Company to perform activities pursuant to the Development Plan, including independent contractors, Subcontractors and agents (collectively, “Company Personnel”). As to the Company or any Company Personnel, the Symphony Collaboration shall not be responsible for: (a) any federal, state or local income tax withholding; (b) Federal Insurance Contributions Act contributions; (c) contributions to state disability funds or liability funds or similar withholdings; (d) payment of any overtime wages; (e) workers’ compensation; or (f) compliance with any laws, rules or regulations governing employees. The Company agrees that, as between the Symphony Collaboration and the Company, the Company is and will continue to be responsible for: (i) all matters relating to the payment of compensation and provision of benefits to Company Personnel; and (ii) compliance with all applicable laws, rules and regulations governing the Company’s employees. The Company acknowledges that the Company is not entitled to reimbursement with respect to any amounts related to the services of Company Personnel in excess of the fully burdened FTE rates in accordance with Annex C attached hereto, and the Symphony Collaboration acknowledges that the FTE rates used as the basis for reimbursing the Company for the services of Company Personnel include the Company’s costs associated with providing such benefits and fulfilling such responsibilities. Such FTE rates also cover all direct and indirect, cash and non-cash compensation paid to or on behalf of said employee or other individual performing duties customarily performed by
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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an employee; all payroll related taxes and costs; all fringe benefits and perquisites; all overhead and support provided by the Company for said employee, including but not limited to facility, office, laboratory and equipment costs, training and education, and general corporate management, supervision, executive and administrative functions and activities; and quality assurance and other functions and activities benefiting the Company or multiple departments, projects or employees within the Company.
          9. Covenants.
               9.1 Mutual Covenants. Each of the Company and the Symphony Collaboration covenants and agrees that, with respect to the Programs and any other rights and obligations set forth in the Operative Documents, it shall:
                    (a) perform all of its obligations pursuant to this Agreement in material compliance with: (i) all applicable federal and state laws, statutes, rules, regulations and orders (including all applicable approval and qualification requirements thereunder), including, without limitation, the Federal Food, Drug and Cosmetic Act and the regulations promulgated pursuant thereto; (ii) all applicable good clinical practices and guidelines; (iii) all applicable standard operating procedures; (iv) all applicable Protocols; and (v) the provisions of this Agreement;
                    (b) keep complete, proper and separate books of record and account, including a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of its business, all in accordance with GAAP;
                    (c) not employ (or, to the best of its Knowledge, shall not use any contractor or consultant who is or that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of any other Regulatory Authority), or, to the best of its Knowledge, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of any other Regulatory Authority), in the conduct of the Programs;
                    (d) promptly deliver to the other, upon receipt thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority, which would reasonably be expected to affect such Party’s ability to perform its obligations under this Agreement;
                    (e) upon its acquiring Knowledge of (i) any breach by it of any representation, warranty, covenant or any other term or condition of this Agreement or (ii) any other event or development, in each case that is, or is reasonably expected to be, materially adverse to the other Party with respect to any Program, such Party shall promptly notify the other Party in writing within [ * ] ([ * ]) Business Days of acquiring such Knowledge; provided, that the failure to provide such notice shall not impair or otherwise be deemed a waiver of any rights any Party may have arising from
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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such breach, event or development and that notice under this Section 9.1(e) shall not be deemed an admission by the Party providing such notice of any breach of any of the Operative Documents; and
                    (f) with reasonable promptness, deliver to the other Party such data and information relating to the ability of such Party to perform its obligations hereunder as from time to time may be reasonably requested by the other Party (subject to the maintenance of the confidentiality of any such information by the receiving Party). For the avoidance of doubt, this Section 9.1(f) includes the Company’s obligations to provide financial and other necessary information in respect of such Programs to the Symphony Collaboration and RRD to enable the Symphony Collaboration to fulfill its obligations to the Company under Section 5(d) of the Purchase Option Agreement, and to enable RRD to fulfill its obligations to the Symphony Collaboration and the Company under Sections 5(a) and 5(b) of the RRD Services Agreement.
          10. Confidentiality. It is understood that during the course of this Agreement each of the Parties shall be bound by the terms of the Confidentiality Agreement.
          11. Discontinuation Option.
                    (a) A Program may only be discontinued in accordance with Section 4.2(c). In the event of such a Program discontinuation during the Term, (i) the Symphony Collaboration shall so notify the Company promptly and in writing of such discontinuation, and (ii) the Company shall have the right and option (a “Discontinuation Option”), exercisable for [ * ] ([ * ]) days after receipt of such written notice from the Symphony Collaboration of such discontinuation, to buy back all rights of the Symphony Collaboration to such discontinued Program, the Products being developed in such discontinued Program, and the Licensed Intellectual Property related to such discontinued Program for a price (payable by wire transfer to the Symphony Collaboration) that is [ * ]% of the sum of (x) the funds expended on such discontinued Program and (y) a share of all non-Program-specific expenditures that is in the same proportion to the total of all non-Program-specific expenditures as the amount in clause (x) of this sentence is to the aggregate of all Program-specific expenditures (such sum, the “Discontinuation Price”), to be reasonably determined between the Parties, or, if the Parties are unable to come to a resolution within [ * ] ([ * ]) days after receipt of such written notice from the Symphony Collaboration of such discontinuation, to be determined in accordance with Section 11(b) hereof; provided, that if the Ophthalmology Program is discontinued, the Discontinuation Price with respect to such Program shall be reduced by [ * ]% of the purchase price paid by Holdings in consideration for the purchase of all Non-IV Shares pursuant to the Stock and Warrant Purchase Agreement. If the Discontinuation Price is determined in accordance with Section 11(b), then the [ * ] ([ * ]) day period for the Company’s exercise of a Discontinuation Option shall be
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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extended by the time needed for such determination so that the Company has at least [ * ] ([ * ]) days after such determination to decide whether it wishes to exercise a Discontinuation Option. Following the unexercised expiration of a Discontinuation Option, the Symphony Collaboration may transfer or license its rights to such Program to a third party at any time. Any Discontinuation Price paid to the Symphony Collaboration by the Company and subsequently dividended or otherwise distributed to Holdings shall reduce the Purchase Price in the amount of such dividends or other distributions.
                    (b) If the Company and the Symphony Collaboration cannot agree on the Discontinuation Price within [ * ] ([ * ]) days after receipt of such written notice from the Symphony Collaboration of such discontinuation, then at the Company’s request, the Chief Executive Officer of the Company and the Symphony Chairman shall make good faith efforts to resolve the disagreement(s) regarding the calculation of the Discontinuation Price. If the Chief Executive Officer of the Company and Symphony Chairman do not agree on the Discontinuation Price within [ * ] ([ * ]) days after the Company’s request, then the Parties shall jointly select a nationally recognized expert to resolve any remaining disagreements regarding calculation of the Discontinuation Price. The Parties shall use their respective commercially reasonable efforts to cause such expert to make its determination of the Discontinuation Price within [ * ] ([ * ]) days of accepting its selection. The expert’s determination of the Discontinuation Price shall, absent manifest error, be (i) binding and conclusive and (ii) the Discontinuation Price at which a Discontinuation Option may be exercised by the Company. All costs and expenses of the expert shall be shared equally between the Company and the Symphony Collaboration. Notwithstanding the foregoing, in any case, each Party shall be responsible for the payment of its respective costs and expenses, including any attorneys’ fees.
                    (c) Upon the exercise of a Discontinuation Option for a Program, such Program shall no longer be a Program and the Products being developed in such Program shall no longer be Products for purposes of the Operative Documents, except to the extent the Operative Documents deal with the rights of the Company and the obligations of the Symphony Collaboration following exercise of a Discontinuation Option.
          12. Representations and Warranties.
               12.1 Company Representations and Warranties. The Company hereby represents and warrants to the Symphony Collaboration and Holdings that, as of the Closing Date:
                    (a) Organization. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.
                    (b) Authority and Validity. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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under this Agreement and the Novated and Restated Technology License Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Company of this Agreement and the Novated and Restated Technology License Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action required on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or the Novated and Restated Technology License Agreement or for the Company to perform its obligations under this Agreement or the Novated and Restated Technology License Agreement. This Agreement and the Novated and Restated Technology License Agreement constitute the lawful, valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.
                    (c) No Violation or Conflict. The execution, delivery and performance of this Agreement and the Novated and Restated Technology License Agreement and the transactions contemplated thereby do not and will not (i) violate, conflict with or result in the breach of any provision of the Organizational Documents of the Company, (ii) conflict with or violate any law or Governmental Order applicable to the Company or any of its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party except, in the case of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or a material adverse effect on the Programs.
                    (d) Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Novated and Restated Technology License Agreement by the Company do not, and the consummation of the transactions contemplated thereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or a material adverse effect on the Programs.
                    (e) Litigation. Except as disclosed on the most recently filed Form 10-K filing of the Company, there are no actions by or against the Company
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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pending before any Governmental Authority or, to the Knowledge of the Company, threatened to be brought by or before any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. There are no pending or, to the Knowledge of the Company, threatened actions, to which the Company is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. The Company is not subject to any Governmental Order (nor, to the Knowledge of the Company, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or a material adverse effect on the Programs.
                    (f) No Contracts. Except as disclosed on Schedule 12.1(f) hereto, there are no material contracts between the Company and any third party (other than licenses of intellectual property that are in turn licensed to the Symphony Collaboration under the Novated and Restated Technology License Agreement), including contractors, manufacturers or suppliers, used with or otherwise necessary for the Programs, and all such contracts are assignable to the Symphony Collaboration. Except as disclosed on Schedule 12.1(f) hereto, each such contract is assignable to the Symphony Collaboration without the prior consent of the applicable third party, or the absence of such contract (due to the inability or impracticability of assigning such contract to the Symphony Collaboration following a termination of this Agreement without the exercise of the Purchase Option) would not have a material adverse effect on any of the Programs or on the Symphony Collaboration’s rights under the Novated and Restated Technology License Agreement.
                    (g) Information. All information provided or otherwise made available by the Company or its representatives in connection with the Programs and the underlying intellectual property, this Agreement, the Operative Documents and the transactions contemplated thereby, when taken as a whole, is complete and correct in all material respects and does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading.
               12.2 The Symphony Collaboration Representations and Warranties. The Symphony Collaboration hereby represents and warrants to the Company that, as of the Closing Date:
                    (a) Organization. The Symphony Collaboration is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.
                    (b) Authority and Validity. The Symphony Collaboration has all requisite corporate power and authority to execute, deliver and
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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perform its obligations under this Agreement and the Novated and Restated Technology License Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Symphony Collaboration of this Agreement and the Novated and Restated Technology License Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action required on the part of the Symphony Collaboration, and no other proceedings on the part of the Symphony Collaboration are necessary to authorize this Agreement or the Novated and Restated Technology License Agreement or for the Symphony Collaboration to perform its obligations under this Agreement or the Novated and Restated Technology License Agreement. This Agreement and the Novated and Restated Technology License Agreement constitute the lawful, valid and legally binding obligations of the Symphony Collaboration, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.
                    (c) No Violation or Conflict. The execution, delivery and performance of this Agreement and the Novated and Restated Technology License Agreement and the transactions contemplated thereby do not and will not (i) violate, conflict with or result in the breach of any provision of the Organizational Documents of the Symphony Collaboration, (ii) conflict with or violate any law or Governmental Order applicable to the Symphony Collaboration or any of its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Symphony Collaboration, pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Symphony Collaboration is a party except, in the case of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Symphony Collaboration.
                    (d) Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Novated and Restated Technology License Agreement by the Symphony Collaboration do not, and the consummation of the transactions contemplated thereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Symphony Collaboration.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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                    (e) Litigation. There are no actions by or against the Symphony Collaboration pending before any Governmental Authority or, to the Knowledge of the Symphony Collaboration, threatened to be brought, by or before any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Symphony Collaboration. There are no pending or, to the Knowledge of the Symphony Collaboration, threatened actions to which the Symphony Collaboration is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by any party hereto. The Symphony Collaboration is not subject to any Governmental Order (nor, to the knowledge of the Symphony Collaboration, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Symphony Collaboration or a material adverse effect on the Programs.
          13. Relationship Between the Company and the Symphony Collaboration. Nothing contained in this Agreement or any acts or omissions hereunder shall constitute or be construed so as to create any joint venture or partnership relationship between the Company and the Symphony Collaboration, and the Parties acknowledge and agree that the Company is acting as an independent contractor in the performance of its obligations under this Agreement.
          14. Change of Control. Holdings has the Change of Control Put Option described in Section 2A of the Purchase Option Agreement following a Change of Control with respect to the Company.
          15. No Restrictions; Indemnification.
               15.1 No Restrictions. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Company or any director, officer, or employee of any of its subsidiaries or its Affiliates to engage in any other business or to devote his or her time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Company or any of its affiliates to engage in any other business or to render services of any kind to any other Person.
               15.2 Indemnification.
                    (a) To the greatest extent permitted by applicable law, the Company shall indemnify and hold harmless the Symphony Collaboration, Holdings and RRD and each of their respective Affiliates, officers, directors, employees, agents, members, managers, successors and assigns (each, a “Symphony Indemnified Party”), and the Symphony Collaboration shall indemnify and hold harmless the Company, and its Affiliates and each of their respective officers, directors, employees, agents (other than the Company Subcontractors), members, managers, successors and assigns (each, a
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“Company Indemnified Party”), from and against any and all claims, losses, costs, interest, awards, judgments, fees (including reasonable fees for attorneys and other professionals), court costs, liabilities, damages and expenses incurred by any Symphony Indemnified Party or Company Indemnified Party (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought) (hereinafter, a “Loss”) to the extent resulting from, arising out of, or relating to any and all third party suits, claims, actions, proceedings or demands based upon:
                    (i) in the case of the Company being the Indemnifying Party, (A) any breach of any representation or warranty made by the Company herein or in any other Operative Document, (B) any material misrepresentation or omission of facts in the public information of the Company filed with the SEC, (C) any breach of any covenant, agreement or obligation of the Company contained herein or in any other Operative Document, except to the extent such covenant, agreement or obligation relates to the Company’s performance under the Development Plan, (D) any gross negligence or willful misconduct of the Company (and not that of any Company Subcontractors) in connection with the Company’s performance of its obligations under this Agreement (including the Development Plan), (E) any action undertaken or performed by or on behalf of the Company prior to, and including, the Closing Date that relates to the Programs or the Products, (F) any regulatory matters relating to the Company, its businesses or its assets, (G) any investigation or claim, including derivative claims, relating to the Company, its businesses or its assets, or (H) in the event the Company exercises a Discontinuation Option for a Program, any action undertaken and/or performed by or on behalf of the Company after the Discontinuation Option Closing Date and relating to the Product that was the subject of such Program (including the development, manufacture, use, handling, storage, sale or other disposition of such Product); in each case, except (1) with respect to Losses for which the Company is entitled to indemnification under this Article 15 or (2) to the extent such Loss arises from the gross negligence or willful misconduct of a Symphony Indemnified Party; and
                    (ii) in the case of the Symphony Collaboration being the Indemnifying Party, (A) any breach of any representation or warranty made by the Symphony Collaboration herein or in any other Operative Document, (B) any breach of any covenant, agreement or obligation of the Symphony Collaboration contained herein or in any other Operative Document, (C) any and all activities undertaken or performed by or on behalf of the Parties under the Development Plan during the Term, (D) any gross negligence or willful misconduct of the Symphony Collaboration (and not that of its direct subcontractors) in connection with the Symphony Collaboration’s performance of its obligations under this Agreement, or (E) the development, manufacture, use, handling, storage, sale or other disposition of the Products (including in the course of conducting the Programs) during the Term (except with respect to the
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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development, manufacture, use, handling, storage, sale or other disposition, after the Company’s exercise of a Discontinuation Option, of Products covered under Section 15.2(a)(i)(H)); in each case, except (1) with respect to Losses for which the Symphony Collaboration is entitled to indemnification under this Article 15, or (2) Losses deemed to have arisen from the breach by the Company of any covenant, agreement or obligation under this Agreement that relates to the Company’s performance under the Development Plan, as determined by a court, arbitrator or pursuant to a settlement agreement, or (3) to the extent such Loss arises from the gross negligence or willful misconduct of a Company Indemnified Party.
          To the extent that the foregoing undertaking by the Company or the Symphony Collaboration may be unenforceable for any reason, such Party shall make the maximum contribution to the payment and satisfaction of any Loss that is permissible under applicable law.
          To the extent that the foregoing undertaking by the Company or the Symphony Collaboration may be duplicated by any other undertaking by the Company or the Symphony Collaboration in any other Operative Document, the Symphony Indemnified Parties or the Company Indemnified Parties, as the case may be, shall be entitled to only one recovery under the Operative Documents for the relevant Loss (and not entitled to any duplicative recovery for the same Loss).
                    (b) Notice of Claims. Any Indemnified Party that proposes to assert a right to be indemnified under this Section 15.2 shall notify the Company or the Symphony Collaboration, as applicable (the “Indemnifying Party”), promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Party (an “Indemnified Proceeding”) in respect of which a claim is to be made under this Section 15.2, or the incurrence or realization of any Loss in respect of which a claim is to be made under this Section 15.2, of the commencement of such Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission so to notify the applicable Indemnifying Party promptly of any such Indemnified Proceeding or incurrence or realization shall not relieve (x) such Indemnifying Party from any liability that it may have to such Indemnified Party under this Section 15.2 or otherwise, except, as to such Indemnifying Party’s liability under this Section 15.2, to the extent, but only to the extent, that such Indemnifying Party shall have been prejudiced by such omission, or (y) any other indemnitor from liability that it may have to any Indemnified Party under the Operative Documents.
                    (c) Defense of Proceedings. In case any Indemnified Proceeding shall be brought against any Indemnified Party, it shall notify the applicable Indemnifying Party of the commencement thereof as provided in Section 15.2(b), and such Indemnifying Party shall be entitled to participate in, and provided such Indemnified Proceeding involves a claim solely for money damages and does not seek an injunction or
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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other equitable relief against the Indemnified Party and is not a criminal or regulatory action, to assume the defense of, such Indemnified Proceeding with counsel reasonably satisfactory to such Indemnified Party. After notice from such Indemnifying Party to such Indemnified Party of such Indemnifying Party’s election so to assume the defense thereof and the failure by such Indemnified Party to object to such counsel within [ * ] ([ * ]) Business Days following its receipt of such notice, such Indemnifying Party shall not be liable to such Indemnified Party for legal or other expenses related to such Indemnified Proceedings incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Party reasonably necessary in connection with the defense thereof. Such Indemnified Party shall have the right to employ its counsel in any such Indemnified Proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:
                    (i) the employment of counsel by such Indemnified Party at the expense of the applicable Indemnifying Party has been authorized in writing by such Indemnifying Party;
                    (ii) such Indemnified Party shall have reasonably concluded in its good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between the applicable Indemnifying Party and such Indemnified Party in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Party (it being agreed that in any case referred to in this clause (ii) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);
                    (iii) the applicable Indemnifying Party shall not have employed counsel reasonably acceptable to the Indemnified Party to assume the defense of such Indemnified Proceeding within a reasonable time after notice of the commencement thereof; provided, however, that (A) this clause (iii) shall not be deemed to constitute a waiver of any conflict of interest that may arise with respect to any such counsel, and (B) an Indemnified Party may not invoke this clause (iii) if such Indemnified Party failed to timely object to such counsel pursuant to the first paragraph of this Section 15.2(c) above (it being agreed that in any case referred to in this clause (iii) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party); or
                    (iv) any counsel employed by the applicable Indemnifying Party shall fail to timely commence or reasonably conduct the defense of such Indemnified Proceeding and such failure has prejudiced (or is in
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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immediate danger of prejudicing) the outcome of such Indemnified Proceeding (it being agreed that in any case referred to in this clause (iv) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);
in each of which cases the fees and expenses of counsel for such Indemnified Party shall be at the expense of such Indemnifying Party. Only one counsel shall be retained by all Indemnified Parties with respect to any Indemnified Proceeding, unless counsel for any Indemnified Party reasonably concludes in good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between such Indemnified Party and one or more other Indemnified Parties in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes or action available to such Indemnified Party.
                    (d) Settlement. Without the prior written consent of such Indemnified Party, such Indemnifying Party shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding, unless such settlement, compromise, consent or related judgment (i) includes an unconditional release of such Indemnified Party from all liability for Losses arising out of such claim, action, investigation, suit or other legal proceeding, (ii) provides for the payment of money damages as the sole relief for the claimant (whether at law or in equity), (iii) involves no admission of fact adverse to the Indemnified Party or finding or admission of any violation of law or the rights of any Person by the Indemnified Party, and (iv) is not in the nature of a criminal or regulatory action. No Indemnified Party shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding (A) in respect of which any payment would result hereunder or under any other Operative Document, (B) which includes an injunction that will adversely affect any Indemnifying Party, (C) which involves an admission of fact adverse to the Indemnifying Party or a finding or admission of any violation of law or the rights of any Person by the Indemnifying Party, or (D) which is in the nature of a criminal or regulatory action, without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed.
          16. Limitation of Liabilities.
               16.1 Between the Parties. TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, INDEPENDENT CONTRACTORS OR AGENTS (INCLUDING RRD AND ITS MEMBERS, MANAGERS, EMPLOYEES, INDEPENDENT CONTRACTORS AND AGENTS) SHALL HAVE ANY LIABILITY OF ANY TYPE (INCLUDING, BUT NOT LIMITED TO, CLAIMS IN CONTRACT, NEGLIGENCE AND TORT LIABILITY) FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

25

CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, THE LOSS OF OPPORTUNITY, LOSS OF USE OR LOSS OF REVENUE OR PROFIT IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE SERVICES PERFORMED HEREUNDER, EVEN IF SUCH DAMAGES MAY HAVE BEEN FORESEEABLE. THE FOREGOING SHALL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 15.2 AND SHALL NOT APPLY TO BREACHES OF ITS CONFIDENTIALITY OBLIGATIONS PURSUANT TO ARTICLE 10.
               16.2 Pursuant to the RRD Services Agreement. Each Party hereby acknowledges and agrees that, pursuant to Sections 9(f) and (g) of the RRD Services Agreement, RRD has expressly disclaimed all liability for (a) any claim arising out of, or allegedly arising out of the activities carried out by (or within the authority of) the Company (and such Company Subcontractors and vendors it may retain) hereunder, or for any liability arising under the Novated and Restated Technology License Agreement with respect to any license or sublicense thereunder in relation to the activities carried out by (or within the authority of) the Company (and such Company Subcontractors and vendors it may retain) hereunder, and (b) supervising, compensating or discharging, or any other liability to or with respect to, any vendor retained by the Company (or, in the case of a vendor engaged by both RRD and the Company, to and for such vendor to the extent that such vendor performs services for the Company), except that RRD shall make payments from the Symphony Collaboration’s funds to reimburse the Company, in accordance with Article 8 and Annex C of this Agreement, for costs and expenses incurred by the Company in connection with the engagement of such vendors by the Company for the performance of services contemplated under the Development Plan. Each Party acknowledges that RRD has certain rights in respect of such disclaimers pursuant to the RRD Services Agreement.
          17. Term and Termination.
               17.1 Term. This Agreement shall be effective as of the Closing Date and shall expire on the last day of the Term, unless the Agreement is earlier terminated as specified in this Article 17.
               17.2 Termination for Company’s Breach.
                    (a) The Symphony Collaboration may terminate this Agreement at any time upon written notice to the Company if the Company is in material default or breach of this Agreement, and such material default or breach continues unremedied for a period of [ * ] ([ * ]) days after written notice thereof is delivered to the Company. Such cure period may be extended if (i) the Company reasonably believes such breach can be cured within [ * ] ([ * ]) days of the Company’s receipt of the Symphony Collaboration’s written notice of such breach (and notifies the Symphony Collaboration in writing of such belief and the basis for such belief), and (ii) the
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26

Symphony Collaboration, acting reasonably, agrees. If the Company fails to remedy the default or breach within the applicable cure period, the Symphony Collaboration may by final notice of termination to the Company terminate this Agreement.
                    (b) In the event that the Symphony Collaboration terminates this Agreement pursuant to Section 17.2(a) above, the Company may exercise its Purchase Option (which shall, in addition, include the costs associated with the Company’s material default or breach to the extent not previously paid by the Symphony Collaboration), pursuant to Section 1(c)(iv) of the Purchase Option Agreement, within [ * ] ([ * ]) Business Days of receiving such notice of termination from the Symphony Collaboration; provided, that if such termination occurs after a Change of Control with respect to the Company due to the Surviving Entity’s material default or breach of this Agreement, and if the Surviving Entity does not exercise such Purchase Option, then Holdings may exercise its Put Option pursuant to Section 2A of the Purchase Option Agreement.
               17.3 Termination for the Symphony Collaboration’s or Holdings’ Breach. The Company may terminate this Agreement at any time upon written notice to the Symphony Collaboration and Holdings if the Symphony Collaboration or Holdings is in material default or breach of this Agreement, and such material default or breach continues unremedied for a period of [ * ] ([ * ]) days after written notice thereof is delivered to the Symphony Collaboration and Holdings. Such cure period may be extended if (i) the Symphony Collaboration or Holdings reasonably believes such breach can be cured within [ * ] ([ * ]) days of the Symphony Collaboration’s and Holdings’ receipt of the Company’s written notice of such breach (and notifies the Company in writing of such belief and the basis for such belief), and (ii) the Company, acting reasonably, agrees. If the Symphony Collaboration or Holdings fails to remedy the default or breach within the applicable cure period, the Company may by final notice of termination to the Symphony Collaboration and Holdings terminate this Agreement.
               17.4 Termination of License Agreement. This Agreement shall automatically terminate upon the termination of the Novated and Restated Technology License Agreement.
               17.5 Survival.
                    (a) The agreements and covenants of the Parties set forth in Articles 10, 11, 15, 16 and 18, and Sections 4.1(b), 6.7 and 17.5 shall survive the expiration or termination of this Agreement. In addition, Section 8.2 shall, to the extent that the costs and expenses reimbursable thereunder have been incurred or become uncancellable prior to such termination, also survive such expiration.
                    (b) If the Company does not exercise the Purchase Option, in addition to the provisions specified in Section 17.5(a), Section 17.6 shall also survive such unexercised expiration.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

27

               17.6 Transition following Expiration or Termination of Purchase Option.
                    (a) On or prior to the [ * ] ([ * ]) day after the unexercised expiration or termination of the Purchase Option, the Company shall cease to act as the FDA Sponsor for the Programs for which the Company has not exercised a Discontinuation Option, and the Company and the Symphony Collaboration shall, at the Symphony Collaboration’s expense, take all actions necessary to effect the transfer of (x) the Regulatory Files (subject to the Symphony Collaboration’s rights under Section 2.7 of the Novated and Restated Technology License Agreement) related to such Programs to the Symphony Collaboration or its designee in accordance with Section 2.7 of the Novated and Restated Technology License Agreement, and (y) any and all materials necessary for the Symphony Collaboration to practice or exploit the license granted to it under the Novated and Restated Technology License Agreement, by such date; provided, however, that if the Ophthalmology Program is subject to this Section 17.6(a), any materials that are useful in both the Ophthalmology Program and any other program of the Company shall be reasonably allocated between the Company and the Symphony Collaboration. In conjunction with such transfer, the Company shall assign to the Symphony Collaboration or its designee, at the Symphony Collaboration’s expense and as of the date specified in the first sentence of this Section 17.6(a), all of the material Subcontracting Agreements to which the Company is a party and that are assignable to the Symphony Collaboration or its designee without consent from the other party to the agreement; provided, however, that if the Ophthalmology Program is subject to this Section 17.6(a), the Company shall not be required to assign to the Symphony Collaboration any contract for the manufacture of both Ophthalmology Products (or any component thereof) and products (or any component thereof) for any other program of the Company, and shall instead use commercially reasonable efforts to cause the manufacturer under any such contract to agree to provide such Ophthalmology Products (or component thereof) to the Symphony Collaboration on the same terms as they are being supplied to the Company. Except as set forth in the proviso to the preceding sentence, the Company shall use commercially reasonable efforts to cause the assignment of any non-assignable material Subcontracting Agreement or portion thereof relating to the Programs. If it is not successful in causing such assignment, the Company shall act as the Symphony Collaboration’s agent, at the Symphony Collaboration’s reasonable request and expense, in procuring all goods and services under such agreements until such time as the Symphony Collaboration enters into alternative arrangements to procure such services, provided that the Symphony Collaboration uses commercially reasonable efforts to enter into such alternative arrangements as soon as possible. The Company shall provide copies of all such Subcontracting Agreements to the Symphony Collaboration, at the Symphony Collaboration’s expense, in connection with such transfer. The Company agrees to take such commercially reasonable actions as the Symphony Collaboration may request in furtherance of the foregoing, at the expense of the Symphony Collaboration. Such efforts shall not include any obligation for the Company to incur any out-of-pocket costs.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

28

                    (b) Except as provided in the Amended and Restated Technology License Agreement, upon the discontinuation of any of the Programs pursuant to Section 4.2(c), the Company shall have no further obligations with respect to such Programs under the Operative Documents. If such Program is transferred or licensed to a third party in accordance with Section 11 (such third party, the “Transferee”), then the Company shall cooperate with the Symphony Collaboration and the Transferee to effect the assignment to the Transferee of the sponsorship to the Regulatory Files (subject to the Symphony Collaboration’s rights under Section 2.7 of the Novated and Restated Technology License Agreement) that are related to such Program. The assignment of such Regulatory Files to the Transferee does not include an assignment of any Licensed Intellectual Property.
          18. Miscellaneous.
               18.1 No Petition. The Company covenants and agrees that, prior to the date which is [ * ] ([ * ]) and [ * ] ([ * ]) after the expiration of the Term, the Company will not institute or join in the institution of any bankruptcy, insolvency, reorganization or similar proceeding against the Symphony Collaboration. The provisions of this Section 18.1 shall survive the termination of this Agreement.
               18.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party shall be in writing addressed to the party at its address set forth below and shall be deemed given (i) when delivered to the party personally, (ii) if sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 18.2), when the transmitting party obtains written proof of transmission and receipt; provided, however, that notwithstanding the foregoing, any communication sent by facsimile transmission after 5:00 PM (receiving party’s time) or not on a Business Day shall not be deemed received until the next Business Day, (iii) when delivered by next Business Day delivery by a nationally recognized courier service, or (iv) if sent by registered or certified mail when received, provided postage and registration or certification fees are prepaid and delivery is confirmed by a return receipt:
          The Company:
OXiGENE, Inc.
230 Third Avenue
Waltham, MA 02451
Attn: Chief Executive Officer
Facsimile: (781) 547-6800
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

29

          The Symphony Collaboration:
Symphony ViDA, Inc.
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Charles W. Finn, Ph.D.
Facsimile: (301) 762-6154
          Holdings:
Symphony ViDA Holdings LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Robert L. Smith, Jr.
Facsimile: (301) 762-6154
          with copies to:
Symphony Capital Partners, L.P.
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
          and
Symphony Strategic Partners, LLC
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
or to such other address as such party may from time to time specify by notice given in the manner provided herein to each other party entitled to receive notice hereunder.
               18.3 Governing Law; Consent to Jurisdiction and Service of Process.
                    (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; except to the extent that this Agreement pertains to the internal governance of the Symphony Collaboration or Holdings, and to such extent this Agreement shall be governed and construed in accordance with the laws of the State of Delaware.
                    (b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30

New York State court or federal court of the United States of America sitting in County of New York in the State of New York, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any action or proceeding relating to this Agreement.
                    (c) Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the Parties irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
               18.4 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.
               18.5 Entire Agreement. This Agreement (including any Annexes, Schedules, Exhibits or other attachments hereto) constitutes the entire agreement between the Parties with respect to the matters covered hereby, and no oral or written statement may be used to interpret or vary the meaning of the terms and conditions hereof. This Agreement supersedes all prior and contemporaneous agreements, correspondence, discussion and understanding with respect to such matters between the Parties, including the Research and Development Agreement, but excluding the Operative Documents.
               18.6 Amendment; Successors; Assignment; Counterparts.
                    (a) The terms of this Agreement shall not be altered, modified, amended, waived or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties and Holdings.
                    (b) Nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any Person, other than the Parties (and, to the extent of Section 18.8, RRD), any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

31

benefit of the Parties (and, to the extent of Section 18.8, RRD) and their successors and permitted assigns.
                    (c) This Agreement may not be assigned by either Party hereto without the prior written consent of the other Party; provided that, in the event the Company undergoes a Change of Control in compliance with Article 14 hereof, the Company may assign this Agreement to its Surviving Entity.
                    (d) This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which taken together shall constitute one and the same Agreement.
               18.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
               18.8 Third Party Beneficiary. Each of the Parties agrees that RRD shall be a third party beneficiary of Articles 2, 8 and 16, and Sections 4.1, 4.2(a), 4.2(b), 6.7, 7.1, 7.3, 9.1(f), 15.2 and 18.6(b) of this Agreement.
[SIGNATURES FOLLOW ON NEXT PAGE]
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

32

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year above written.

SYMPHONY ViDA HOLDINGS LLC

By:	Symphony Capital Partners, L.P., its Manager

By:	Symphony Capital GP, L.P., its general partner

By:	Symphony GP, LLC, its general partner

By:	/s/ Mark Kessel
Name: Mark Kessel
Title: Managing Member

SYMPHONY ViDA, INC.

By:	/s/ Mark Kessel
Name: Mark Kessel
Title: Chairman of the Board

OXiGENE, INC.

By:	/s/ John A. Kollins
Name: John A. Kollins
Title: Chief Operating Officer
[Signature Page to Amended and Restated Research and Development Agreement.]
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX A
CERTAIN DEFINITIONS
          “$” means United States dollars.
          “33 Act Legend” has the meaning set forth in Section 2(f) of the Purchase Option Agreement.
          “Accredited Investor” has the meaning set forth in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.
          “Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq.
          “Activity” means:
          (a) in the case of goods or services procured from third party vendors, the resources applied (and the costs incurred therefor) on one clinical study or protocol under a single contract with a vendor, said contract consisting of either a purchase order or a stand alone contract, if for a one-time purchase, or any work order under a master contract or master services agreement, if for multiple purchases of similar goods or services from the same vendor; and
          (b) in the case of internally provided goods or services, the resources applied, allocated or reallocated (and the costs associated therewith) under a single budgetary line item for any Program.
          “Ad Hoc Meeting” has the meaning set forth in Paragraph 6 of Annex B of (i) the Amended and Restated Research and Development Agreement, with respect to the Operative Documents, and (ii) the Advisory Agreement, with respect to the Zybrestat Operative Documents.
          “Additional Closing Date” has the meaning set forth in Section 2(c) of the Additional Funding Agreement.
          “Additional Funding Agreement” means the Additional Funding Agreement, dated as of the Closing Date, among the Company, Holdings, Investors and the Symphony Collaboration.
          “Additional Holdings Funding” has the meaning set forth in the Preliminary Statement of the Additional Funding Agreement.
          “Additional Holdings Funding Commitment” has the meaning set forth in the Preliminary Statement of the Additional Funding Agreement.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A – 1

          “Additional Holdings Payment Amount” has the meaning set forth in Section 3(a) of the Additional Funding Agreement.
          “Additional Investment Shares” has the meaning set forth in the Preliminary Statement of the Additional Funding Agreement.
          “Additional Investment Warrant” has the meaning set forth in Section 5(b) of the Additional Funding Agreement.
          “Additional Party” has the meaning set forth in Section 14 of the Confidentiality Agreement or the Zybrestat Confidentiality Agreement, as the case may be.
          “Additional Regulatory Filings” means such Governmental Approvals as required to be made under any law applicable to the purchase of the Symphony Collaboration Equity Securities under the Purchase Option Agreement.
          “Adjusted Capital Account Deficit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Advisory Agreement” means the Zybrestat Advisory Agreement, dated as of the Closing Date, between Holdings and the Company.
          “Advisory Committee” has the meaning set forth in Article 3 of the Advisory Agreement.
          “Advisory Committee Charter” has the meaning set forth in Article 3 of the Advisory Agreement.
          “Advisory Services” has the meaning set forth in Section 1(a) of the RRD Zybrestat Services Agreement.
          “Affected Member” has the meaning set forth in Section 26 of the Investors LLC Agreement.
          “Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person, or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person or entities.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A – 2

          “Amended and Restated Research and Development Agreement” means the Amended and Restated Research and Development Agreement dated as of the Closing Date, among the Company, Holdings and the Symphony Collaboration.
          “Angiogene License Agreement” has the meaning set forth in Schedule 2.2 of the Novated and Restated Technology License Agreement.
          “Approved Amount” has the meaning set forth in Section 2(b) of the Additional Funding Agreement.
          “ASU License Agreement” has the meaning set forth in Schedule 2.2 of the Novated and Restated Technology License Agreement.
          “Asset Value” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Auditors” means an independent certified public accounting firm of recognized national standing.
          “Balance Sheet Deficiency” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
          “Balance Sheet Deficiency Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
          “Balance Sheet Deficiency Threshold” shall be equal to $[ * ].
          “Bankruptcy Code” means the United States Bankruptcy Code.
          “Bankruptcy Event” means, with respect to a Person, the occurrence of either of the following:
               (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person of all or substantially all of its assets, or any similar action with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of [ * ] consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy Laws or other similar Laws now or hereafter in effect; or
               (b) such Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy,
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A – 3

insolvency, reorganization, debt arrangement, dissolution or other similar Law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.
          “Baylor License Agreement” has the meaning set forth in Schedule 2.2 of the Novated and Restated Technology License Agreement.
          “Bio-Reductive Trigger” means a [ * ] on a [ * ] that [ * ] such [ * ] but which such [ * ] a [ * ] or other [ * ] under [ * ] to [ * ] the [ * ], including (a) a [ * ] or (b) a [ * ].
          “BMS License Agreement” has the meaning set forth in Schedule 2.2 of the Novated and Restated Technology License Agreement.
          “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
          “Capital Contributions” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
          “Cash Available for Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Chair” has the meaning set forth in Paragraph 4 of Annex B to the Amended and Restated Research and Development Agreement.
          “Change of Control” means and includes the occurrence of any of the following events, but specifically excludes (i) acquisitions of capital stock directly from the Company for cash, whether in a public or private offering, (ii) sales of capital stock by stockholders of the Company, and (iii) acquisitions of capital stock by or from any employee benefit plan or related trust:
          (a) the merger, reorganization or consolidation of the Company into or with another corporation or legal entity in which the Company’s stockholders holding the right to vote with respect to matters generally immediately preceding such merger, reorganization or consolidation, own less than fifty percent (50%) of the voting securities of the surviving entity; or
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A – 4

          (b) the sale of all or substantially all of the Company’s assets or business.
          “Change of Control Put Option” has the meaning set forth in Section 2A(b) of the Purchase Option Agreement.
          “Change of Control Put Option Exercise Notice” has the meaning set forth in Section 2A(c) of the Purchase Option Agreement.
          “Class A Member” means a holder of a Class A Membership Interest.
          “Class A Membership Interest” means a Class A Membership Interest in Holdings.
          “Class B Member” means a holder of a Class B Membership Interest.
          “Class B Membership Interest” means a Class B Membership Interest in Holdings.
          “Class C Member” means a holder of a Class C Membership Interest.
          “Class C Membership Interest” means a Class C Membership Interest in Holdings.
          “Class D Member” means a holder of a Class D Membership Interest.
          “Class D Membership Interest” means a Class D Membership Interest in Holdings.
          “Client Schedules” has the meaning set forth in Section 5(b)(i) of the RRD Services Agreement.
          “Clinical Trial Material” means Product and placebo for administration to animals for non-clinical testing or to humans for clinical testing, and Product for non-clinical testing.
          “Closing Date” means October 1, 2008.
          “Closing Market Price” means, depending on when an Operative Document is entered into, either (i) the previous trading day’s closing bid price of Company Common Stock if such Operative Document is entered into during market hours before the close of the regular session of the NASDAQ Global Market or (ii) that day’s closing bid price of Company Common Stock if such Operative Document is entered into after the close of the regular session.
          “CMC” means the chemistry, manufacturing and controls documentation as required for filings with a Regulatory Authority relating to the manufacturing, production and testing of drug products.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A – 5

          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Combretastatin” mean [ * ] of the [ * ] that [ * ] either a [ * ] or [ * ], in which at least one of the [ * ] is [ * ] with [ * ] or [ * ] or [ * ], including but not limited to [ * ] and [ * ].
          “Common Stock” means the common stock, par value $0.01 per share, of the Symphony Collaboration.
          “Company” means OXiGENE, Inc., a Delaware corporation.
          “Company Accounting Advisor” means Ernst & Young LLP.
          “Company Board” has the meaning set forth in Section 3.02 (e) of the Stock and Warrant Purchase Agreement.
          “Company Common Stock” means the common stock, par value $0.01 per share, of the Company.
          “Company Common Stock Valuation” has the meaning set forth in Section 2(e) of the Purchase Option Agreement.
          “Company Obligations” has the meaning set forth in Section 6.1(a) of the Amended and Restated Research and Development Agreement.
          “Company Payment Amount” has the meaning set forth in Section 4(a) of the Additional Funding Agreement.
          “Company Payment Commitment” has the meaning set forth in the Preliminary Statement of the Additional Funding Agreement.
          “Company Payment Date” has the meaning set forth in Section 4(b) of the Additional Funding Agreement.
          “Company Personnel” has the meaning set forth in Section 8.4 of the Amended and Restated Research and Development Agreement.
          “Company Public Filings” means all publicly available filings made by the Company with the SEC.
          “Company Securities” has the meaning set forth Section 3.02(b) of the Stock and Warrant Purchase Agreement.
          “Company Shares” has the meaning set forth in Section 2.02 of the Holdings LLC Agreement.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A – 6

          “Company Warrants” has the meaning set forth in Section 2.02 of the Holdings LLC Agreement.
          “Company Subcontractor” means a third party that has entered into a Subcontracting Agreement with the Company.
          “Confidential Information” has the meaning set forth in Section 2 of the Confidentiality Agreement or the Zybrestat Confidentiality Agreement, as the case may be.
          “Confidentiality Agreement” means the Confidentiality Agreement, dated as of the Closing Date, among the Symphony Collaboration, Holdings, the Company, SCP, SSP, Investors, Symphony Capital and RRD, as such agreement may be amended or amended and restated from time to time.
          “Conflict Transaction” has the meaning set forth in Article X of the Symphony Collaboration Charter.
          “Control” means, with respect to any material, information or intellectual property right, that a Party owns or has a license to such item or right, and has the ability to grant the other Party access, a license or a sublicense (as applicable) in or to such item or right as provided in the Operative Documents or Zybrestat Operative Documents, as applicable, without violating the terms of any agreement or other arrangement with any third party.
          “Cross Program Budget Component” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.
          “Debt” of any Person means, without duplication:
          (a) all indebtedness of such Person for borrowed money,
          (b) all obligations of such Person for the deferred purchase price of property or services (other than any portion of any trade payable obligation that shall not have remained unpaid for [ * ] days or more from the later of (A) the original due date of such portion and (B) the customary payment date in the industry and relevant market for such portion),
          (c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
          (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in an event of default are limited to repossession or sale of such property),
          (e) all Capitalized Leases to which such Person is a party,
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A – 7

          (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,
          (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person,
          (h) the net amount of all financial obligations of such Person in respect of Hedge Agreements,
          (i) the net amount of all other financial obligations of such Person under any contract or other agreement to which such Person is a party,
          (j) all Debt of other Persons of the type described in clauses (a) through (i) above guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and
          (k) all Debt of the type described in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned or held or used under lease or license by such Person, even though such Person has not assumed or become liable for payment of such Debt.
          “Declaration Period” has the meaning set forth in Section 2(a)(ii) of the Purchase Option Agreement.
          “Development Budget” means (i) the budget (comprised of the Program Specific Budget Component with components for each Program and the Cross Program Budget Component) for the implementation of the Development Plan, as may be further developed and revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement, or (ii) the budget for the implementation of the Development Plan, as may be further developed and revised from time to time in accordance with the Advisory Committee Charter and the Advisory Agreement, as the case may be.
          “Development Committee” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.
          “Development Committee Charter” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A – 8

          “Development Committee Indemnification Agreement” means the Indemnification Agreement among the Symphony Collaboration and the members of the Development Committee named therein, dated as of the Closing Date, as such agreement may be amended and restated from time to time.
          “Development Committee Member” has the meaning set forth in Paragraph 1 of Annex B to the Amended and Restated Research and Development Agreement.
          “Development Plan” means (i) with respect to the Operative Documents, the development plan covering all the Programs with components for each Program, as may be further developed and revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement, or (ii) with respect to the Zybrestat Operative Documents, the development plan covering the Zybrestat Program, as may be further developed and revised from time to time in accordance with the Advisory Committee Charter and the Advisory Agreement, as the case may be.
          “Development Product” means a Product that is administered in a clinical trial performed pursuant to the Development Plan.
          “Development Services” has the meaning set forth in Section 1(b) of the RRD Services Agreement.
          “DGCL” means Delaware General Corporate Law, as amended from time to time.
          “Direct Investment Shares” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
          “Direct Investment Warrant” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
          “Director(s)” means the Persons identified as such in the Preliminary Statement of the Indemnification Agreement (including such Persons as may become parties thereto after the date hereof).
          “Disclosing Party” has the meaning set forth in Section 4 of the Confidentiality Agreement or the Zybrestat Confidentiality Agreement, as the case may be.
          “Discontinuation Option” has the meaning set forth in Section 11(a) of the Amended and Restated Research and Development Agreement.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A – 9

          “Discontinuation Option Closing Date” means the date of expiration of the Discontinuation Option pursuant to Section 11(a) of the Amended and Restated Research and Development Agreement.
          “Discontinuation Price” has the meaning set forth in Section 11(a) of the Amended and Restated Research and Development Agreement.
          “Discontinued Funds” has the meaning set forth in Section 8.1(b) of the Amended and Restated Research and Development Agreement.
          “Discontinued Program” has the meaning set forth in Section 2.10 of the Novated and Restated Technology License Agreement.
          “Disinterested Directors” has the meaning set forth in Article X of the Symphony Collaboration Charter.
          “Disposition” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “DMF” means a Regulatory File relating to the manufacture of a Product, including any drug master file or similar file.
          “Effective Registration Date” has the meaning set forth in Section 1 of the Registration Rights Agreement.
          “Encumbrance” means (i) any security interest, pledge, mortgage, lien (statutory or other), charge or option to purchase, lease or otherwise acquire any interest, (ii) any adverse claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement, license or other encumbrance of any kind, preference or priority, or (iii) any other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).
          “Equity Securities” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A – 10

     “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
     “Excepted Debt” has the meaning set forth in Section 5(c)(iii) of the Purchase Option Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Existing Confidentiality Agreement” has the meaning set forth in Section 2(a) of the Confidentiality Agreement.
     “FDA” means the United States Food and Drug Administration or its successor agency in the United States.
     “FDA Sponsor” has the meaning set forth in Section 5.1 of the Amended and Restated Research and Development Agreement.
     “Final Termination Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “Financial Audits” has the meaning set forth in Section 6.6 of the Amended and Restated Research and Development Agreement.
     “Financing” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
     “Fiscal Year” has the meaning set forth in each Operative Document in which it appears.
     “FTE” means the time and effort of one or more qualified scientists, technicians, project managers, preclinical or clinical research personnel, regulatory personnel, or patent professionals that is equivalent to [ * ] hours per year.
     “Funds Termination Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “Funds Termination Notice” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     “Governmental Approvals” means authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Authority.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 11

     “Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
     “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
     “Hedge Agreement” means any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract or other similar hedging agreement.
     “Holdings” means Symphony ViDA Holdings LLC, a Delaware limited liability company.
     “Holdings Expenses” has the meaning set forth in Section 5.09 of the Holdings LLC Agreement.
     “Holdings LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Holdings dated as of the Closing Date.
     “Holdings Property” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “HSR Filings” means the pre-merger notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “IND” means an Investigational New Drug Application, as described in 21 U.S.C. § 355(i)(1) and 21 C.F.R. § 312 in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.
     “Indemnification Agreement” means the Indemnification Agreement among the Symphony Collaboration and the Directors named therein, dated as of the Closing Date, as such agreement may be amended or amended and restated from time to time.
     “Indemnified Party” has the meaning set forth in each Operative Document or Zybrestat Operative Document in which it appears.
     “Indemnified Proceeding” has the meaning set forth in each Operative Document or Zybrestat Operative Document in which it appears.
     “Indemnifying Party” has the meaning set forth in each Operative Document or Zybrestat Operative Document in which it appears.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 12

     “Initial Holdings LLC Agreement” means the Agreement of Limited Liability Company of Holdings, dated July 31, 2008.
     “Initial Investors Funding” means the initial $15,000,000 contribution to the Symphony Collaboration by the Investors through Holdings.
     “Initial Investors LLC Agreement” means the Agreement of Limited Liability Company of Investors, dated July 31, 2008.
     “Initial LLC Member” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Interest Certificate” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Investment Policy” has the meaning set forth in Section 1(a)(vi) of the RRD Services Agreement.
     “Investors” means Symphony ViDA Investors LLC.
     “Investors LLC Agreement” means the Amended and Restated Agreement of Limited Liability Company of Investors dated as of the Closing Date.
     “IRS” means the U.S. Internal Revenue Service.
     “IV Commercialization Activities” means submitting an application for, or obtaining regulatory approval of, or the promotion of any IV Ophthalmology Product.
     “IV Ophthalmology Product” means [ * ] comprising [ * ] and [ * ] or other[ * ]. [ * ] do not include products that are [ * ] or other [ * ].
     “Key Personnel” means those Company Personnel listed on Schedule 6.4 to the Amended and Restated Research and Development Agreement or the Advisory Agreement, as applicable, as such schedule may be updated from time to time by mutual agreement of the parties to the Amended and Restated Research and Development Agreement or the Advisory Agreement, as applicable.
     “Know-How” means any and all proprietary technology, including without limitation, manufacturing processes or protocols, know-how, writings, documentation, data, technical information, techniques, results of experimentation and testing, diagnostic and prognostic assays, specifications, databases, any and all laboratory, research, pharmacological, toxicological, analytical, quality control, non-clinical and clinical data, and other information and materials, whether or not patentable.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 13

     “Knowledge” of the Company, the Symphony Collaboration or Holdings, as the case may be, means, as of any relevant date, the actual (and not imputed) knowledge of the executive officers or managing member of such Person holding such office at such time, without the duty of inquiry or investigation.
     “Law” means any law, statute, treaty, constitution, regulation, rule, ordinance, order or Governmental Approval, or other governmental restriction, requirement or determination, of or by any Governmental Authority.
     “License” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
     “Licensed Intellectual Property” means the Licensed Patent Rights and the Licensed Know-How.
     “Licensed Know-How” means any and all Know-How that is Controlled by Licensor or its Affiliates on or after the Closing Date and prior to the expiration or termination of the Purchase Option without Licensor’s exercise of the Purchase Option that relates to, or is exploitable in connection with, the Licensed Patent Rights, Regulatory Files, Products or the Programs.
     “Licensed Patent Rights” means:
     (a) [ * ] and [ * ] and [ * ] prior to the expiration or termination of the [ * ] without [ * ] relating to, or exploitable in connection with, any [ * ] and/or any [ * ];
     (b) [ * ] and [ * ] or [ * ] of the [ * ] or [ * ] described in (a) filed prior to the [ * ] without [ * ]; and
     (c) [ * ] and [ * ] of the [ * ] or [ * ] described in (a) or (b) filed after [ * ] but solely to the extent the subject matter in any such [ * ].
     Licensed Patent Rights include (i) [ * ] and (ii) [ * ].
     “Licensor” means the Company.
     “Licensor Regulatory Files” means any IND, NDA, DMF or any other correspondence or filings filed with or received from any Regulatory Authority Controlled by Licensor or its Affiliates at any time subsequent to the expiration or termination of the Purchase Option without Licensor’s exercise of the Purchase Option relating to, or exploitable in connection with, Zybrestat Compounds.
     “Licensor Zybrestat Patents” means, other than the [ * ], any and all other patents, patent applications and invention disclosures [ * ].
     “Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 14

     “Liquidating Event” has the meaning set forth in Section 8.01 of the Holdings LLC Agreement.
     “LLC Agreements” means the Initial Holdings LLC Agreement, the Holdings LLC Agreement, the Initial Investors LLC Agreement and the Investors LLC Agreement.
     “Loss” has the meaning set forth in each Operative Document in which it appears.
     “Management Fee” has the meaning set forth in Section 6(a) of the RRD Services Agreement.
     “Management Services” has the meaning set forth in Section 1(a) of the RRD Services Agreement.
     “Manager” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, RRD in its capacity as the provider of Management Services on behalf of the Symphony Collaboration pursuant to the RRD Services Agreement.
     “Manager Event” has the meaning set forth in Section 3.01(g) of the Holdings LLC Agreement.
     “Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the business, assets, property or condition (financial or otherwise) of such Person or, (ii) its ability to comply with and satisfy its respective agreements and obligations under the Operative Documents or the Zybrestat Operative Documents, as applicable, or, (iii) the enforceability of the obligations of such Person under any of the Operative Documents or the Zybrestat Operative Documents, as applicable, to which it is a party.
     “Maximum Premium” has the meaning set forth in Section 4.03(d) of the Stock and Warrant Purchase Agreement.
     “Medical Discontinuation Event” means a series of adverse events, side effects or other undesirable outcomes that, when collected in a Program, would cause a reasonable FDA Sponsor to discontinue such Program.
     “Membership Interest” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, the meaning set forth in the Holdings LLC Agreement.
     “NASDAQ Rules” means the rules and regulations promulgated by the NASDAQ Stock Market, including, without limitation, Rules 4350(i)(1)(B) and 4350(i)(1)(D).
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 15

     “NDA” means a New Drug Application, as defined in the regulations promulgated by the FDA, or any foreign equivalent thereof.
     “Non-IV Closing Date” means the date, chosen by Holdings, at which the Non-IV Shares and/or Non-IV Warrant are issued and purchased by Holdings; provided that Holdings must select a date within one year after the Company delivers the Non-IV Notice.
     “Non-IV Notice” means a notice from the Company stating that that the Company believes in good faith that the licensing and/or commercialization of a Zybrestat Compound for use in any oncology indication will be benefited by prohibiting the Symphony Collaboration from conducting IV Commercialization Activities and stating that the Symphony Collaboration shall be prohibited from conducting any future IV Commercialization Activities.
     “Non-IV Shares” means (a) 4,000,000 (four million) shares of Company Common Stock if the Symphony Collaboration has both (x) completed sufficient clinical trials to enable the conduct of a pivotal trial (as determined by the Development Committee and as approved by the Symphony Collaboration Board) and (y) given the Company written notice that the Symphony Collaboration intends to commence a pivotal trial of an IV VDA Ophthalmology Product or (b) if the Symphony Collaboration has not both (x) completed sufficient clinical trials to enable the conduct of a pivotal trial (as determined by the Development Committee and as approved by the Symphony Collaboration Board) and (y) given the Company written notice that the Symphony Collaboration intends to commence a pivotal trial of an IV VDA Product, 2,000,000 (two million) shares of Company Common Stock.
     “Non-IV Warrant” has the meaning set forth in Section 2.06 of the Stock and Warrant Purchase Agreement.
     “Non-Pivotal Requirements” means that with respect to the applicable contemplated clinical study: (a) the primary purpose for conducting such study, as reasonably determined by the Symphony Collaboration, is to subsequently enable initiation of a pivotal study as the next clinical study with an IV Ophthalmology Product; (b) the primary purpose of such study is not, as reasonably determined by the Symphony Collaboration, to materially benefit or further the development of a product other than an IV Ophthalmology Product; and (c) the Symphony Collaboration has previously completed at least one clinical study with an IV Ophthalmology Product.
     “Novated and Restated Technology License Agreement” means the Novated and Restated Technology License Agreement, dated as of the Closing Date, among the Company, the Symphony Collaboration and Holdings.
     “Operative Documents” means, collectively, the Indemnification Agreement, the Development Committee Indemnification Agreement, the Holdings LLC Agreement, the Purchase Option Agreement, the Stock and Warrant Purchase
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 16

Agreement, the Subscription Agreement, the Additional Funding Agreement, the Registration Rights Agreement, the Technology License Agreement, the Novated and Restated Technology License Agreement, the RRD Services Agreement, the Research and Development Agreement, the Amended and Restated Research and Development Agreement, the Confidentiality Agreement, the OXiGENE Directors Indemnification Agreement, and each other certificate and agreement executed in connection with any of the foregoing documents.
     “Ophthalmology Product” means any [ * ] or [ * ] comprising a [ * ] for use in the [ * ].
     “Ophthalmology Program” means the identification, development, manufacture and/or use of any Ophthalmology Product.
     “Option Premium Shares” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
     “Optional Company Funding” has the meaning set forth in Section 2(c) of the Additional Funding Agreement.
     “Optional Company Funding Amount” has the meaning set forth in the Preliminary Statement of the Additional Funding Agreement.
     “OQP” means any [ * ] that contains at least one [ * ] derived from, or that may be converted to, [ * ], including but not limited to [ * ].
     “Organizational Documents” means any certificates or articles of incorporation or formation, partnership agreements, trust instruments, bylaws or other governing documents.
     “Original Agreement” has the meaning set forth in each Operative Document in which it appears.
     “OXi4503” means [ * ] which has the following chemical structure:
     [ * ]
     “OXi4503 Compounds” means [ * ], which has the [ * ] and the following chemical structure:
[ * ]
[ * ].
     “OXiGENE Directors Indemnification Agreement” means the Indemnification Agreement among the Company and the Directors named therein, dated
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 17

as of the Closing Date, as such agreement may be amended or amended and restated from time to time.
     “Partial Stock Payment” has the meaning set forth in Section 3(a)(iii) of the Purchase Option Agreement.
     “Party(ies)” means, for each Operative Document, Zybrestat Operative Document or other agreement in which it appears, the parties to such Operative Document, Zybrestat Operative Document or other agreement, as set forth therein. With respect to any agreement in which a provision is included therein by reference to a provision in another agreement, the term “Party” shall be read to refer to the parties to the document at hand, not the agreement that is referenced.
     “Payment Terms” has the meaning set forth in Section 8.2 of the Amended and Restated Research and Development Agreement.
     “Percentage” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Permitted Investments” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Permitted Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.
     “Personnel” of a Party means such Party, its employees, subcontractors, consultants, representatives and agents.
     “Prime Rate” means the quoted “Prime Rate” at JPMorgan Chase Bank or, if such bank ceases to exist or is not quoting a base rate, prime rate reference rate or similar rate for United States dollar loans, such other major money center commercial bank in New York City selected by the Manager.
     “Products” means Ophthalmology Products and/or Second Generation OQP Products.
     “Profit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Program Specific Budget Component” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 18

     “Program-Specific Claim” means any claim in a patent or patent application in the Licensed Patent Rights that is directed exclusively to the composition of matter, formulations or use of any Product.
     “Program-Specific Patents” means any and all Licensed Patent Rights that contain at least one Program-Specific Claim.
     “Program” or “Programs” means the Ophthalmology Program and/or the Second Generation OQP Program, with respect to the Operative Documents.
     “Protocol” means a written protocol that meets the substantive requirements of Section 6 of the ICH Guideline for Good Clinical Practice as adopted by the FDA, effective May 9, 1997, and is included within the Development Plan or later modified or added to the Development Plan pursuant to the Amended and Restated Research and Development Agreement or the Advisory Agreement, as the case may be.
     “Public Companies” has the meaning set forth in Section 5(e) of the Purchase Option Agreement.
     “Purchase Option” has the meaning set forth in Section 1(a) of the Purchase Option Agreement.
     “Purchase Option Agreement” means the Purchase Option Agreement dated as of the Closing Date, among the Company, Holdings and the Symphony Collaboration.
     “Purchase Option Closing” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Closing Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Commencement Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “Purchase Option Exercise Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Exercise Notice” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Period” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “Purchase Option Shares” has the meaning set forth in the recitals to the Registration Rights Agreement.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 19

     “Purchase Price” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.
     “QA Audits” has the meaning set forth in Section 6.5 of the Amended and Restated Research and Development Agreement.
     “Regulatory Allocation” has the meaning set forth in Section 3.06 of the Holdings LLC Agreement.
     “Regulatory Authority” means the United States Food and Drug Administration, or any successor agency in the United States, or any health regulatory authority(ies) in any other country that is a counterpart to the FDA and has responsibility for granting registrations or other regulatory approval for the marketing, manufacture, storage, sale or use of drugs in such other country.
     “Regulatory Files” means any IND, NDA, DMF or any other correspondence or filings filed with or received from any Regulatory Authority with respect to the Programs.
     “Representative” of any Person means such Person’s shareholders, principals, directors, officers, employees, members, managers and/or partners.
     “Research and Development Agreement” means the Research and Development Agreement, dated as of the Closing Date, between the Company and Holdings.
     “RRD” means RRD International, LLC, a Delaware limited liability company.
     “RRD Indemnified Party” has the meaning set forth in Section 10(a) of the RRD Services Agreement.
     “RRD Loss” has the meaning set forth in Section 10(a) of the RRD Services Agreement.
     “RRD Personnel” has the meaning set forth in Section 1(a)(ii) of the RRD Services Agreement.
     “RRD Services Agreement” means the RRD Services Agreement, between the Symphony Collaboration and RRD, dated as of the Closing Date.
     “RRD Zybrestat Services Agreement” means the RRD Zybrestat Services Agreement, between Holdings, the Company and RRD, dated as of the Closing Date.
     “Schedule K-1” has the meaning set forth in Section 9.02(a) of the Holdings LLC Agreement.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 20

     “Scheduled Meeting” has the meaning set forth in Paragraph 6 of Annex B of the Amended and Restated Research and Development Agreement.
     “Scientific Discontinuation Event” has the meaning set forth in Section 4.2(c) of the Amended and Restated Research and Development Agreement.
     “SCP” means Symphony Capital Partners, L.P., a Delaware limited partnership.
     “Second Generation OQP Products” means any pharmaceutical composition or method comprising an OQP.
     “Second Generation OQP Program” means the identification, development, manufacture and/or use of any Second Generation OQP Product.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Share Date” has the meaning set forth in Section 2.02 of the Stock and Warrant Purchase Agreement.
     “Solvent” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “SSP” means Symphony Strategic Partners, LLC, a Delaware limited liability company.
     “Stock and Warrant Purchase Agreement” means that certain Stock and Warrant Purchase Agreement, dated as of the Closing Date, by and between the Company and Holdings.
     “Stock Payment Date” has the meaning set forth in Section 2 of the Subscription Agreement.
     “Stock Purchase Price” has the meaning set forth in Section 2 of the Subscription Agreement.
     “Stockholder Approval” means the approval required to be obtained by the Company from its stockholders in accordance with the DGCL, the NASDAQ Rules, the Securities Act, Exchange Act and other applicable Laws to approve the transactions contemplated by the Operative Documents, including, without limitation, the issuance of the Company Securities.
     “Subcontracting Agreement” means (a) any written agreement between the Company and a third party pursuant to which the third party performs any Company Obligations or (b) any work order, change order, purchase order or the like entered into
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 21

pursuant to Section 6.2 of the Amended and Restated Research and Development Agreement or Section 6.2 of the Advisory Agreement, as the case may be.
     “Sublicense Obligations” has the meaning set forth in Section 3.2 of the Novated and Restated Technology License Agreement.
     “Sublicensed Intellectual Property” has the meaning set forth in Section 3.2 of the Novated and Restated Technology License Agreement.
     “Subscription Agreement” means the Subscription Agreement between the Symphony Collaboration and Holdings, dated as the Closing Date.
     “Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
     “Surviving Entity” means the surviving legal entity which survives the Company after giving effect to a Change of Control.
     “Symphony Capital” means Symphony Capital LLC, a Delaware limited liability company.
     “Symphony Collaboration” means Symphony ViDA, Inc., a Delaware corporation.
     “Symphony Collaboration Auditors” has the meaning set forth in Section 5(b) of the RRD Services Agreement.
     “Symphony Collaboration Board” means the board of directors of the Symphony Collaboration.
     “Symphony Collaboration By-laws” means the By-laws of the Symphony Collaboration, as adopted by resolution of the Symphony Collaboration Board on the Closing Date.
     “Symphony Collaboration Charter” means the Amended and Restated Certificate of Incorporation of the Symphony Collaboration, dated as of the Closing Date.
     “Symphony Collaboration Director Event” has the meaning set forth in Section 3.01(h)(i) of the Holdings LLC Agreement.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 22

     “Symphony Collaboration Enhancements” means [ * ] (including [ * ]), that is made by or on behalf of [ * ], including [ * ] and including [ * ], together with [ * ].
     “Symphony Collaboration Equity Securities” means the Common Stock and any other stock or shares issued by the Symphony Collaboration.
     “Symphony Collaboration Loss” has the meaning set forth in Section 10(b) of the RRD Services Agreement.
     “Symphony Collaboration Relevant Infringement” means an infringement, misappropriation, illegal use or misuse of the Licensed Patent Rights or other Licensed Intellectual Property due to the manufacture, use, sale or importation of any of the Products for which the Company has not exercised a Discontinuation Option.
     “Symphony Collaboration Shareholder” means any Person who owns any Symphony Collaboration Shares.
     “Symphony Collaboration Shares” has the meaning set forth in Section 2.02 of the Holdings LLC Agreement.
     “Symphony Fund(s)” means Symphony Capital Partners, L.P., a Delaware limited partnership, and Symphony Strategic Partners, LLC, a Delaware limited liability company.
     “Symphony Regulatory Files” means any IND, NDA, DMF or any other correspondence or filings filed with or received from any Regulatory Authority Controlled by the Symphony Collaboration or its Affiliates at any time subsequent to either (i) the expiration or termination of the Purchase Option without Licensor’s exercise of the Purchase Option; or (ii) the expiration of the Discontinuation Option relating to the Ophthalmology Program without exercise thereof, in either case, relating to, or exploitable in connection with, Zybrestat Compounds.
     “Symphony Zybrestat Patents” means any and all patents, patent applications and invention disclosures Controlled by the Symphony Collaboration or its Affiliates at any time subsequent to the expiration or termination of the Purchase Option without Licensor’s exercise of the Purchase Option relating to, or exploitable in connection with, Zybrestat Compounds.
     “Tangible Materials” means [ * ], that embodies or relates to [ * ], including [ * ]; provided, however, that Tangible Materials shall not include [ * ].
     “Tax Amount” has the meaning set forth in Section 4.02 of the Holdings LLC Agreement.
     “Technology License Agreement” means the Technology License Agreement, dated as of the Closing Date, between the Company and Holdings.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 23

     “Term” has the meaning set forth in Section 4(b)(iv) of the Purchase Option Agreement, unless otherwise stated in the applicable Operative Document.
     “Territory” means the world.
     “Third Party IP” has the meaning set forth in Section 2.9 of the Novated and Restated Technology License Agreement.
     “Third Party License Agreement” means any agreement between the Company or its Affiliates and a third party pursuant to which any element of the Licensed Intellectual Property is licensed to the Company or its Affiliates. Third Party License Agreements include the ASU License Agreement, the Baylor License Agreement, the BMS License Agreement and the Angiogene License Agreement.
     “Third Party Licensor” means a third party from which the Company has received a license or sublicense to Licensed Intellectual Property.
     “Transaction Event” means a merger, acquisition or similar change of control event involving the Company.
     “Transfer” has for each Operative Document in which it appears the meaning set forth in such Operative Document.
     “Transferee” has, for each Operative Document in which it appears, the meaning set forth in such Operative Document.
     “Treasury Regulations” means the rules, regulations and orders, and interpretations thereof, adopted by the IRS under the Code, as in effect from time to time.
     “Vascular Disrupting Agent” means an agent that selectively disrupts abnormal blood vessels or a radioisomer, salt, solvate, polymorph, isomer, metabolite or prodrug thereof, including, but not limited to, Combretastatins; provided, however, that Vascular Disrupting Agents shall not include any such agent that includes a Bio-Reductive Trigger.
     “Voluntary Bankruptcy” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Warrant Shares” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
     “Zybrestat” means [ * ], which has the following chemical structure:
     [ * ]
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 24

     “Zybrestat Compounds” means [ * ] and the following chemical structure:
[ * ]
[ * ].
     “Zybrestat Confidentiality Agreement” means the Confidentiality Agreement, dated as of the Closing Date, among the Symphony Collaboration, Holdings, the Company, SCP, SSP, Investors, Symphony Capital and RRD, as such agreement may be amended or amended and restated from time to time.
     “Zybrestat Indemnification Agreement” means the Advisory Committee Indemnification Agreement, dated as of the Closing Date, among the Company and the members of the Advisory Committee named therein, as such agreement may be amended and restated from time to time.
     “Zybrestat Operative Documents” means, collectively, the Advisory Agreement, the RRD Zybrestat Services Agreement, the Advisory Committee Indemnification Agreement and the Zybrestat Confidentiality Agreement.
     “Zybrestat Product” or “Zybrestat Product” has the meaning set forth in the Preliminary Statement of the Advisory Agreement.
     “Zybrestat Program” has the meaning set forth in the Preliminary Statement of the Advisory Agreement.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex A - 25

ANNEX B
SYMPHONY ViDA, INC.
DEVELOPMENT COMMITTEE CHARTER
     Purpose
     The Development Committee (the “Development Committee”) is established by SYMPHONY ViDA, INC. (the “Symphony Collaboration”) to oversee a clinical development plan (the “Development Plan”) and a development budget (the “Development Budget”) for the Programs (each as defined in that certain Novated and Restated Technology License Agreement (“TLA”), dated as of October 1, 2008, among the Symphony Collaboration, OXiGENE, INC. (the “Company”) and SYMPHONY ViDA HOLDINGS LLC (“Holdings”, and together with the Company, the “Parties” and each a “Party”), and to develop the Ophthalmology Program and the Second Generation OQP Program (each as defined in the TLA). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Annex A to the Amended and Restated Research and Development Agreement, dated as of October 1, 2008, among the Symphony Collaboration, Holdings and the Company.
     Composition
     1. The Development Committee shall initially have six (6) members, and shall at all times have an even number of members and consist of an equal number of members designated by each Party (the “Development Committee Members”). Each Party may bring additional employees or representatives to each meeting as non-voting observers, but only if such employees or representatives are bound by confidentiality obligations at least as stringent as those described in the Confidentiality Agreement. The size and composition of the Development Committee provided herein may not be changed without the consent of both Holdings and the Company.
     2. One-half (1/2) of the Development Committee Members shall be designated by the Company and one-half (1/2) shall be designated by Holdings.
     3. Each Development Committee Member shall have the requisite background, experience and training to carry out the duties and obligations of the Development Committee. Development Committee Members need not be directors of the Symphony Collaboration, Holdings or the Company.
     4. The chair of the Development Committee shall be, initially, Patricia A. Walicke, M.D., Ph.D., the Vice President and Chief Medical Officer of the Company, and any succeeding chair shall be such person as may be appointed to the position of Vice President and Chief Medical Officer of the Company (or an equivalent
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex B - 1

successor position) (the “Chair”). If the Company wishes to appoint a Chair other than the then-current Vice President and Chief Medical Officer of the Company (or the holder of an equivalent successor position), then such appointment shall require the consent of the Symphony Collaboration Board; provided, that (x) if the Symphony Collaboration Board shall have less than five (5) members, an affirmative vote of at least three members of the Symphony Collaboration Board shall be required; or (y) if the Symphony Collaboration Board shall have five (5) members, an affirmative vote of at least three-fifths (3/5ths) of the members of the Symphony Collaboration Board shall be required.
     5. By written notice to the Company, Holdings may remove or replace one or more Development Committee Members designated by Holdings. By written notice to Holdings, the Company may remove or replace one or more Development Committee Members designated by the Company.
     Operations
     6. The Development Committee shall meet once per month during the Term, unless and until the Development Committee determines that such meetings should occur once per quarter (in either case, each a “Scheduled Meeting”). Scheduled Meetings may be held in person or by teleconference when appropriate; provided that each Scheduled Meeting during the first [ * ] months of the term shall be held in person unless otherwise unanimously agreed by the members of the Development Committee. In-person Scheduled Meetings shall be held at the Company’s headquarters unless otherwise unanimously agreed by the members of the Development Committee. Each of the Symphony Collaboration and the Company shall be solely responsible for the costs associated with its employees and/or representatives attending and participating in such Scheduled Meetings. In addition, any Development Committee Member may call for an ad hoc meeting of the Development Committee to be held by teleconference at any time during regular business hours, by giving the other members of the Development Committee advance written notice of at least [ * ] ([ * ]) Business Days (each, an “Ad Hoc Meeting”). An Ad Hoc Meeting may be called to address any time-sensitive matter, including additional expenditure requests pursuant to Section 8.3 of the Amended and Restated Research and Development Agreement or Section 2 of the RRD Services Agreement.
     7. The Chair shall, in consultation with other Development Committee Members and the management of the Symphony Collaboration, develop and set the Development Committee’s agenda for each Scheduled Meeting. The Chair shall include on such agenda each item requested by a Development Committee member at least two (2) weeks before the applicable Scheduled Meeting. The agenda and information concerning the business to be conducted at each Scheduled Meeting shall be communicated in writing to the Development Committee Members at least one (1) week in advance of such Scheduled Meeting to permit meaningful review. Such an agenda shall not be required for an Ad Hoc Meeting.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex B - 2

     8. Each Party’s Development Committee Members shall collectively have three (3) votes, regardless of the number of its Development Committee Members participating in any Scheduled Meeting or Ad Hoc Meeting. No votes shall be taken unless there is at least one (1) Development Committee Member representing each of the Company and Holdings participating in such Scheduled Meeting or Ad Hoc Meeting, as the case may be. Each Party may allocate its three (3) votes among its attending Development Committee Members in any manner, at such Party’s discretion. If only one (1) Development Committee Member is attending on behalf of a given Party, such Development Committee Member may cast all the votes allocated to such Party. Unless otherwise specified herein, all actions taken by the Development Committee as a committee shall be by majority vote. If the Development Committee Members reach a deadlock on any vote, then such deadlock shall be resolved in accordance with Paragraph 11 of this Development Committee Charter.
     9. Notwithstanding anything herein to the contrary, during the Term, this Development Committee Charter may be amended only with the unanimous approval of the Development Committee Members and the consent of the Symphony Collaboration Board, Holdings and the Company.
     10. The Chair, or such person as the Chair may designate, shall prepare, and distribute to all Development Committee Members, draft committee minutes within a reasonable period of time following each Scheduled Meeting or Ad Hoc Meeting, but in any case, in sufficient time to be included as part of the agenda for the next Scheduled Meeting. As part of the agenda of the first Scheduled Meeting, the Development Committee Members shall agree upon a standard procedure for review and approval of such draft committee minutes by the Development Committee Members.
     11. If the Development Committee is unable to decide by a majority vote on any issue within the scope of its authority and duties, then the Development Committee shall promptly raise such issue to the chief executive officer (or equivalent officer) of the Company and the chairman of the Symphony Collaboration Board. The chief executive officer and chairman shall have [ * ] ([ * ]) Business Days to mutually agree on how to resolve such issue. If such parties are unable to resolve such issue within the [ * ] ([ * ]) Business Day period, then such issue shall be brought to the Symphony Collaboration Board, and the Symphony Collaboration Board shall promptly resolve such issue, which resolution shall be binding on Holdings and the Company.
     Authority and Duties
     12. The Development Committee shall, within [ * ] ([ * ]) days of the Closing Date of the Closing Date, work diligently and endeavor to agree upon a Development Plan and Development Budget. The Development Committee shall continue to develop and refine the Development Plan and Development Budget, and shall, at the request of the Symphony Collaboration Board, submit each to the Symphony Collaboration Board at the first meeting of the Symphony Collaboration Board, as
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex B - 3

provided in Section 4.1 of the Amended and Restated Research and Development Agreement. Following the Symphony Collaboration Board’s review, the Development Committee shall work diligently to incorporate the comments generated by such review in order to update the Development Plan and Development Budget as soon as practicable and shall then submit the updated Development Plan and Development Budget to the Symphony Collaboration Board for review. The Development Committee shall thereafter continue to develop and refine the Development Plan and the Development Budget as needed, and shall conduct a comprehensive review of each on a semi-annual basis. In addition, the Development Committee shall decide on any other matters relating to the Development Plan and the Development Budget that may arise, including (i) responding to requests from RRD or the Company for amendments to the Development Plan and/or the Development Budget, and (ii) addressing all other matters that are identified in the Operative Documents or the Symphony Collaboration Charter as requiring the approval of the Development Committee (including, but not limited to, the approval of any new, or the amendment or termination of any existing, Subcontracting Agreement). Unless otherwise approved pursuant to Paragraph 11 hereof, or discontinued or modified pursuant to Sections 4.2(c) or 5.1 of the Amended and Restated Research and Development Agreement, no material change to the Development Plan or Development Budget will be adopted by the Symphony Collaboration unless and until the Development Committee approves such change.
     13. The Development Committee shall report at least quarterly to the Symphony Collaboration Board regarding progress relative to the Development Plan and the Development Budget, and any changes in the Development Plan and/or Development Budget, and shall respond promptly to any reasonable requests for additional information made by the Symphony Collaboration Board. The Development Committee shall also submit its material decisions regarding the Development Plan and Development Budget to the Symphony Collaboration Board, including regulatory strategies and discontinuation or modification of the Programs.
     14. The Development Committee shall continuously evaluate the funding requirements of the Programs. On the earlier to occur of the following:
(x) the Development Committee determines that a Balance Sheet Deficiency has occurred or is reasonably likely to occur within [ * ] days, or
(z) the day [ * ] ([ * ]) days preceding the second anniversary of the Closing Date;
the Development Committee shall determine the amount, if any, of additional funds that it estimates will be required to develop the Programs (the “Required Amount”) and report such Required Amount to the Symphony Collaboration Board and to the Company.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex B - 4

     15. The foregoing list of duties is not exhaustive, and the Development Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its duties and the furtherance of the development of Programs, including as may be required under any Operative Document. In no event shall the Development Committee have the power to amend any of the Operative Documents. The Development Committee shall have the power to delegate its authority and duties to sub-committees as it deems appropriate; provided, however, that each such sub-committee shall have at least one (1) Development Committee Member who is designated by Holdings and at least one
     (1) Development Committee Member who is designated by the Company.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex B - 5

ANNEX C
PAYMENT TERMS
1.	With respect to the development activities and services provided by the Company pursuant to this Agreement, and in accordance with the terms of this Agreement, the Development Plan and the Development Budget, the Company will invoice the Symphony Collaboration, and the Symphony Collaboration will pay the Company, in accordance with this Annex C.
2.	Out-of-pocket fees, expenses and pass-through costs actually incurred by the Company or Company Personnel in performing the development activities and services pursuant to this Agreement, which fees, expenses and pass-through costs have been estimated in the Development Budget, as such Development Budget may be modified upon approval of the Development Committee, shall be invoiced by the Company to the Symphony Collaboration following the end of the month in which such development activities and services were performed or such out-of-pocket fees, expenses or pass-through costs were incurred. The Symphony Collaboration shall pay the Company the amount of such invoice within [ * ] ([ * ]) days of receipt, provided that the invoice, accompanying documentation and amount invoiced comply with this Annex C and Article 8 of this Agreement.
3.	The Company’s monthly invoices must include receipts, third party invoices or other reasonable documentation for all fees, expenses and pass-through costs of the Company and Company Personnel. Personnel costs in item 2 shall be reimbursed at an annual fully burdened FTE rate as set forth in Schedule 1 attached hereto. The Company’s invoices not in accordance with the requirements of this section may incur delays in payment. The Company shall not charge any administrative fees to the Symphony Collaboration in connection with any fees, expenses or pass-through costs.
4.	All fees, expenses and pass-through costs will be payable in US Dollars. If the Symphony Collaboration disputes in good faith any portion of an invoice, then the Symphony Collaboration shall pay the undisputed amounts as set forth in the preceding sentence and the parties shall use good faith efforts to reconcile the disputed amount as soon as practicable.

5.	The Company will transmit invoices to the Symphony Collaboration at the following address:
SYMPHONY ViDA, INC.
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Accounts Payable
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex C - 1

6.	All payments to the Company shall be sent to the Company, as follows:

If mailed:	OXiGENE, INC.
230 Third Avenue
Waltham, MA 02451

If wired:	Name of bank:	[ * ]
	Routing number:	[ * ]
	SWIFT Code:	[ * ]
The Company account number: [ * ]
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex C - 2

SCHEDULE 6.2
SUBCONTRACTING AGREEMENTS

Type	Organization	Effective Date
[ * ]	[ * ]	[ * ]
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 6.4
COMPANY KEY PERSONNEL

Name	Position
Patricia Walicke	Vice President and CMO

David Chaplin	Vice President and CSO

Christopher Joyce	Sr. Director, Project Management

Jacqueline Moore	Sr. Director, Clinical Operations

Zelanna Goldberg	Medical Director

Rita O’Flynn	Clinical Research Consultant

Kim Perkins	Associate Director, Preclinical Development

Bronwyn Siim	Director, Research

Suman Sharma	Director, CMC

James Murphy	Vice President and CFO

John Kollins	COO
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 12.1(f)
MATERIAL DISCLOSED CONTRACTS

Type	Organization	Effective Date
[ * ]	[ * ]	[ * ]
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.